Exhibit 10.37

LOAN AGREEMENT

Dated as of April 11, 2006

Between

70 HUDSON STREET URBAN RENEWAL ASSOCIATES,

L.L.C. AND 70 HUDSON STREET L.L.C.

collectively, as Borrower

And

LEHMAN BROTHERS BANK, FSB

as Lender

TABLE OF CONTENTS

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1

	Section 1.1	Definitions	1

	Section 1.2	Principles of Construction	21

II.	GENERAL TERMS		21

	Section 2.1	Loan Commitment; Disbursement to Borrower	21
	2.1.1	Agreement to Lend and Borrow	21
	2.1.2	Single Lending to Borrower	22
	2.1.3	The Note, Security Instrument and Loan Documents	22
	2.1.4	Use of Proceeds	22

	Section 2.2	Interest; Loan Payments; Late Payment Charge	22
	2.2.1	Payments	22
	2.2.2	Interest Calculation	22
	2.2.3	Payment Before Maturity Date	22
	2.2.4	Intentionally Deleted	23
	2.2.5	Payment on Maturity Date	23
	2.2.6	Payments after Default	23
	2.2.7	Late Payment Charge	23
	2.2.8	Usury Savings	23

	Section 2.3	Prepayments	24
	2.3.1	Voluntary Prepayments	24
	2.3.2	Mandatory Prepayments	24
	2.3.3	Prepayments After Default	24
	2.3.4	Making of Payments	25
	2.3.5	Application of Principal Prepayments	26

	Section 2.4	Defeasance	26
	2.4.1	Voluntary Defeasance	26
	2.4.2	Successor Borrower	28
	2.4.3	Acceleration of Maturity Date	28

	Section 2.5	Release of Property	28
	2.5.1	No Release of Lien	28
	2.5.2	Release Upon Defeasance	28
	2.5.3	Release on Payment in Full	30

III.	CASH MANAGEMENT		30

	Section 3.1	Establishment of Accounts	30

	Section 3.2	Deposits into Lockbox Account	30

	Section 3.3	Account Name	31

	Section 3.4	Eligible Accounts	31

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	Section 3.5	Permitted Investments	31

	Section 3.6	Intentionally Deleted	32

	Section 3.7	Transfer To and Disbursements from the Lockbox Account	32

	Section 3.8	Withdrawals From the Tax Account and the Insurance Premium Account	33

	Section 3.9	Intentionally Deleted	33

	Section 3.10	Intentionally Deleted	33

	Section 3.11	Withdrawals from the Debt Service Account	33

	Section 3.12	Intentionally Deleted	33

	Section 3.13	Intentionally Deleted	33

	Section 3.14	Intentionally Deleted	33

	Section 3.15	Withdrawals from the Borrower Expense Account	34

	Section 3.16	Withdrawals from the Excess Cash Flow Account	34

	Section 3.17	Sole Dominion and Control	34

	Section 3.18	Security Interest	34

	Section 3.19	Rights on Default	34

	Section 3.20	Financing Statement; Further Assurances	35

	Section 3.21	Borrower’s Obligation Not Affected	35

	Section 3.22	Payments Received Under this Agreement	35

IV.	REPRESENTATIONS AND WARRANTIES		35

	Section 4.1	Borrower Representations	35
	4.1.1	Organization	36
	4.1.2	Proceedings	36
	4.1.3	No Conflicts	36
	4.1.4	Litigation	36
	4.1.5	Agreements	37
	4.1.6	Solvency	37
	4.1.7	Full and Accurate Disclosure	38
	4.1.8	No Plan Assets	38
	4.1.9	Compliance	38
	4.1.10	Financial Information	38
	4.1.11	Condemnation	39
	4.1.12	Federal Reserve Regulations	39
	4.1.13	Utilities and Public Access	39
	4.1.14	Not a Foreign Person	39
	4.1.15	Separate Lots	39
	4.1.16	Assessments	40

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	4.1.17	Enforceability	40
	4.1.18	No Prior Assignment	40
	4.1.19	Insurance	40
	4.1.20	Use of Property	40
	4.1.21	Certificate of Occupancy; Licenses	40
	4.1.22	Flood Zone	41
	4.1.23	Physical Condition	41
	4.1.24	Boundaries	41
	4.1.25	Leases	41
	4.1.26	Survey	42
	4.1.27	Intentionally Deleted	42
	4.1.28	Filing and Recording Taxes	42
	4.1.29	Intentionally Deleted	43
	4.1.30	Management Agreement	43
	4.1.31	Illegal Activity	43
	4.1.32	No Change in Facts or Circumstances; Disclosure	43
	4.1.33	Investment Company Act	43
	4.1.34	Principal Place of Business; State of Organization	43
	4.1.35	Single Purpose Entity	44
	4.1.36	Business Purposes	47
	4.1.37	Taxes	47
	4.1.38	Forfeiture	48
	4.1.39	Environmental Representations and Warranties	48
	4.1.40	Taxpayer Identification Number	48
	4.1.41	OFAC	48
	4.1.42	Intentionally Deleted	49
	4.1.43	Deposit Accounts	49

	Section 4.2	Survival of Representations	49

V.	BORROWER COVENANTS		49

	Section 5.1	Affirmative Covenants	49
	5.1.1	Existence; Compliance with Legal Requirements	50
	5.1.2	Taxes and Other Charges	51
	5.1.3	Litigation	51
	5.1.4	Access to the Property	51
	5.1.5	Notice of Default	52
	5.1.6	Cooperate in Legal Proceedings	52
	5.1.7	Award and Insurance Benefits	52
	5.1.8	Further Assurances	52
	5.1.9	Mortgage and Intangible Taxes	53
	5.1.10	Financial Reporting	53
	5.1.11	Business and Operations	55
	5.1.12	Costs of Enforcement	55
	5.1.13	Estoppel Statement	56
	5.1.14	Loan Proceeds	56

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	5.1.15	Intentionally Deleted	56
	5.1.16	Confirmation of Representations	56
	5.1.17	Leasing Matters	56
	5.1.18	Management Agreement	60
	5.1.19	Environmental Covenants	61
	5.1.20	Alterations	63
	5.1.21	Intentionally Deleted	64
	5.1.22	Intentionally Deleted	64
	5.1.24	Intentionally Deleted	64
	5.1.25	Financial Agreement	65

	Section 5.2	Negative Covenants	66
	5.2.1	Liens	66
	5.2.2	Dissolution	66
	5.2.3	Change in Business	67
	5.2.4	Debt Cancellation	67
	5.2.5	Zoning	67
	5.2.6	No Joint Assessment	67
	5.2.7	Name, Identity, Structure, or Principal Place of Business	67
	5.2.8	ERISA.	68
	5.2.9	Affiliate Transactions	68
	5.2.10	Transfers	68
	5.2.11	Permitted Transfer	71
	5.2.12	Transfers Generally	72

VI.	INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS		73

	Section 6.1	Insurance	73

	Section 6.2	Casualty	77

	Section 6.3	Condemnation	78

	Section 6.4	Restoration	78

VII.	RESERVE FUNDS		84

	Section 7.1	Intentionally Deleted	84

	Section 7.2	Tax and Insurance Escrow Fund	84

	Section 7.3	Intentionally Deleted	84

	Section 7.4	Intentionally Deleted	85

	Section 7.5	Intentionally Deleted	85

	Section 7.6	Intentionally Deleted	85

	Section 7.7	Reserve Funds, Generally	85

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Section 10.22	Prior Agreements	105

Section 10.23	Joint and Several Liability	105

SCHEDULE I	Organizational Chart of Borrower	2

EXHIBIT A	Lockbox Account Agreement	1

EXHIBIT B	Tenant Notice Letter	5

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of April 11, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, having an address at 1000 West Street, Suite 200, Wilmington, Delaware 19801 (“Lender”) and 70 HUDSON STREET L.L.C., a New Jersey limited liability company and 70 HUDSON STREET URBAN RENEWAL ASSOCIATES, L.L.C., a New Jersey limited liability company, each having its principal place of business at 400 Plaza Drive, Secaucus, New Jersey 07094-3688 (each, an “Individual Borrower” and collectively, “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Account Collateral” shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) through (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing (excluding any monies remitted to Borrower out of the Lockbox Account).

“Accounts” shall mean, collectively, the Tax Account, the Insurance Premium Account, the Debt Service Account, the Borrower Expense Account, the Excess Cash Flow Account and the Lockbox Account.

“Accrual Period” means the period commencing on the eleventh (11th) day of a calendar month and ending on the tenth (10th) day of the succeeding calendar month;

provided that if the Closing Date is any date other than the eleventh (11th) day of a month, the first Accrual Period shall (i) consist of only the date hereof, if the date hereof is the tenth (10th) day of a month, or (ii) commence on the date hereof and shall end on the next tenth (10th) day of a calendar month to occur after the date hereof.

“ACM” shall have the meaning set forth in Section 5.1.24.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. Such term shall, with respect to Borrower, include Guarantor unless otherwise specified or if the context may otherwise require.

“Affiliated Manager” shall mean any property manager which is an Affiliate of, or in which any Individual Borrower, Principal, or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned capital expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.

“Applicable Laws” shall mean all applicable federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Applicable Interest Rate” shall mean 5.6450% per annum.

“Applicable Rating Agencies” means, with respect to any Person as of the date in question, those Rating Agencies rating the long term unsecured debt of such Person.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.10(d).

“Approved Expenses” shall have the meaning set forth in Section 3.7(b)(vi) hereof.

“Assignment of Leases” shall mean, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 U.S.C. §101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Borrower” shall mean, collectively, 70 Hudson Street L.L.C. and 70 Hudson Urban Renewal Associates, L.L.C., together with their successors and assigns.

“Borrower Affiliate” shall have the meaning set forth in Section 5.2.10(c).

“Borrower Expense Account” shall have the meaning set forth in Section 3.1(a)(iv).

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York or Jersey City, New Jersey are not open for business.

“Business Party” shall have the meaning set forth in Section 4.1.35(aa) hereof.

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Trap Period” shall mean each of the following:

(i)	The period commencing on the date that the Debt Service Coverage Ratio shall fall below 1.10 to 1.00 through the date that Debt Service Coverage Ratio shall have been restored to 1.10 to 1.00 or higher for three (3) consecutive Accrual Periods; and

(ii)	The period commencing on February 1, 2015 if, on such date, the Existing Tenant shall not have extended the Existing Lease for a term of no less than five (5) years at a rent equal to or greater than $27 per square foot on a triple-net basis, and ending on repayment in full of the Debt in accordance with the terms of the Loan Documents.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“City” means Jersey City, New Jersey.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean the Property, the Accounts, the Reserve Funds, the Guaranty, the Personal Property, the Rents, the Account Collateral, and all other real or personal property of Borrower or any Guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instrument, this Agreement or any other Loan Document.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Constituent Party” means any of Borrower, Guarantor, Principal or Hartz Mountain Industries, Inc.

“Control” (and the correlative terms “controlled by” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, interest and principal payments due under the Note for such period.

“Debt Service Account” shall have the meaning set forth in Section 3.1 hereof.

“Debt Service Coverage Ratio” shall mean a ratio, as of any date of determination, in which:

(a) the numerator is the Net Operating Income for the 12 full calendar month period preceding the date of calculation as set forth in the financial statements required hereunder, plus (i) actual management fees incurred in connection with the operation of the Property, and (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of two and one-half percent (2-1/2%) of Gross Income from Operations or (2) the actual management fees incurred, and (B) assumed replacement reserve contributions equal to $0.25 per square foot of gross leaseable area at the Property; and

(b) the denominator is the aggregate amount of Debt Service which is due and payable for the preceding twelve (12) full Accrual Periods, equal to the sum of the Monthly Debt Service Payment Amounts for the preceding (12) full Accrual Periods.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

“Defeasance Collateral” shall have the meaning set forth in Section 2.4.1(b) hereof

“Defeasance Date” shall have the meaning set forth in Section 2.4.1(a)(i) hereof.

“Defeasance Event” shall have the meaning set forth in Section 2.4.1 hereof.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a) hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.§9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A 1+ by S&P, P 1 by Moody’s and F 1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements having the force of law that apply to any Individual Borrower, Guarantor or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19(a) hereof.

“Environmental Reports” shall have the meaning set forth in Section 4.1.39 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall mean, as of any Payment Date, an amount equal to the difference between (a) the Gross Income from Operations of the Property during the Accrual Period preceding such Payment Date, less (b) the monthly payments deposited into the Tax Account, the Insurance Premium Account, the Debt Service Account and the Borrower Expense Account and payments to the Lockbox Bank pursuant to Section 3.7(b)(v) for such Payment Date.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.2(a) hereof.

“Existing Lease” shall mean that certain Lease dated April 25, 2000 between Borrower and Datek Online Holding Corp., as amended by the following documents: Assignment and Assumption of Lease dated September 19, 2001 between Datek Online Holding Corp. and Lehman Brothers Holdings Inc.; Consent Agreement dated September 26, 2001 by and among Landlord, Tenant and Original Tenant, and by Letter Agreement Regarding Waiver of Lease Termination Right from Tenant to Landlord dated September 26, 2001.

“Existing Tenant” shall mean Lehman Brothers Holdings Inc., a Delaware corporation or any successor by merger thereto that is liable for all of the obligations of the tenant under the Existing Lease.

“Extraordinary Expense” shall mean an operating expense or capital expenditure with respect to the Property that is not set forth on the Approved Annual Budget. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the approval of Lender.

“Financial Agreement” shall mean that certain Financial Agreement dated as of October 20, 1999 between Urban Renewal and the City.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Flood Insurance Act” shall have the meaning set forth in Section 6.1(a)(vii) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Government Securities” shall mean (i) direct, non-callable, fixed rate obligations of the United State of America and (ii) direct, non-callable, fixed rate “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean all income derived from the ownership and operation of the Property from whatever source, including, but not limited to, the Rents, utility charges, escalations, forfeited security deposits (including any amounts drawn under any letter of credit delivered as security under any Lease), interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, other required pass throughs and interest on the Reserve Funds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds, Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Property or any part thereof.

“Guarantor” shall mean Hartz Financial Corp., a New Jersey corporation.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; toxic mold; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any Governmental Authority pursuant to any Environmental Law and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“HMINJ” shall mean Hartz Mountain Industries-NJ, L.L.C., a New Jersey limited liability company.

“Improvements” shall have the meaning set forth in Article 1 of the Security Instrument with respect to the Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all payment guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (f) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Parties” shall mean Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or has serviced the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, employees, agents, representatives, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business); provided, however, that “Indemnified Parties” shall not include any third party future owner or purchaser of the Property, other than Lender or any Affiliate of Lender acquiring all or any portion of the Property by foreclosure or deed or assignment in lieu of foreclosure.

“Independent Director” shall have the meaning set forth in Section 4.1.35(aa).

“Individual Borrower” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Insolvency Opinion” shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender or the Rating Agencies, as the case may be.

“Insurance Certificates” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Premium Account” shall have the meaning set forth in Section 3.1 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Investment Grade” shall mean a rating of BBB- or better by S&P and Baa3 or better by Moody’s.

“Investor” shall have the meaning set forth in Section 5.1.10(g) hereof.

“Leases” shall have the meaning set forth in Article 1 of the Security Instrument.

“Lease Termination Payments” shall mean all payments made to Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease, if any.

“Legal Requirements” shall mean, with respect to the Property, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lehman” shall have the meaning set forth in Section 9.2(b) hereof.

“Lehman Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.21 hereof.

“Lien” shall mean, with respect to the Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Individual Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, and all other documents executed and/or delivered in connection with the Loan.

“Loan Year” shall mean each one-year period (as applicable) commencing on each April 11 after the date hereof, provided that the first Loan Year shall commence on the date hereof and shall end on April 10, 2007.

“Lockbox Account” shall have the meaning set forth in Section 3.1(a) hereof.

“Lockbox Bank” shall mean Wachovia Bank, National Association or any other Eligible Institution selected by Lender.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (other than punitive and exemplary damages, except to the extent such punitive or exemplary damages are actually paid by any Indemnified Party to a third party) losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement and disbursements of whatever kind or nature whatsoever (including but not limited to reasonable attorneys’ fees and other costs of defense reasonably incurred).

“Major Lease” shall mean (i) the Existing Lease, (ii) any Lease which (a) together with all other Leases to the same tenant and to all Affiliates of such tenant, provides for rental income representing fifteen percent (15%) or more of the total rental income for the Property, (b) covers fifteen percent (15%) or more of the total space at the Property, in the aggregate, (c) provides for a lease term of more than ten (10) years including options to renew or (d) is with an Affiliate of Borrower, and (iii) any instrument guaranteeing or providing credit support for any Major Lease.

“Management Agreement” shall mean, with respect to the Property, the management agreement entered into by and between Borrower and Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Manager” shall mean Hartz Mountain Industries, Inc. or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Maturity Date” shall mean April 11, 2016, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Debt Service Payment Amount” shall mean (i) with respect to each Payment Date through and including the Payment Date occurring in April 11, 2009, an amount equal to all interest that has accrued on the outstanding principal amount during the Accrual Period immediately preceding such date, and (ii) with respect to each subsequent Payment Date, $715,380.50.

“Monthly Insurance Premium Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Monthly Tax Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Cash Flow” for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.10(b) hereof.

“Net Cash Flow After Debt Service” for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

“Net Operating Income” means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Note” shall mean that certain promissory note of even date herewith in the original principal amount of ONE HUNDRED TWENTY-FOUR MILLION AND 00/100 DOLLARS ($124,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Obligated Person” has the meaning set forth in Section 5.1.17(b) hereof.

“Obligations” shall mean Borrower’s obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments permitted hereunder, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Payment Date” shall mean the eleventh (11th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

“Permitted Defeasance Date” shall mean the date that is the earlier of (a) three (3) years from the Closing Date or (b) two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof (other than standard printed exceptions), (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds;

provided, however, that no obligation or security described in (i) - (viii) above shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; and

(ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in Article 1 of the Security Instrument with respect to the Property.

“Physical Conditions Report” shall mean, with respect to the Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that the Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on the Property.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of section 29 C.F.R. Section 2510.3-101 or similar law.

“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Principal” shall have the meaning set forth in Section 4.1.35 hereof, together with its successors and assigns.

“Prohibited Person” shall mean any Person:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(c) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(d) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(e) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(f) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(g) who is an Affiliate of or affiliated with a Person listed above.

“Property” shall mean, each parcel of real property, the Improvements thereon and all Personal Property owned by any Individual Borrower and encumbered by the Security Instrument, together with all rights pertaining to the Property and Improvements, as more particularly described in Article 1 of the Security Instrument and referred to therein as the “Property”.

“Provided Information” shall have the meaning set forth in Section 9.1(a) hereof.

“Qualified Insurer” shall have the meaning set forth in Section 6.1(b) hereof.

“Qualified Manager” shall mean (a) the Manager or (b) a reputable and experienced professional management organization (a) which manages, together with its Affiliates, office properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 2,000,000 rentable square feet of space (exclusive of the Property) and (b) prior to whose employment as manager of the Property (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities.

“Qualified Transferee” shall mean any one of the following Persons:

(i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $1 Billion and (b) is managed by a Person who controls at least $1 Billion of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(v) any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least Investment Grade or (b) who (i) owns or operates at least office properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 2,000,000 rentable square feet of space (exclusive of the Property), (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million, and (iii) immediately prior to such transfer, controls real estate equity assets of at least $1 Billion.

“Rating Agencies” shall mean each of S&P. Moody’s, and Fitch, and any other nationally recognized statistical rating agency which has been approved by Lender and has rated the Securities, provided, however, that for the purposes of the defined term “Applicable Rating Agencies”, “Rating Agencies” shall mean only S&P, Moody’s and their respective successors.

“Registration Statement” shall have the meaning set forth in Section 9.2(b) hereof.

“Release” of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, growth, existence, or other movement or presence of Hazardous Materials.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Renewal Lease” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Rents” shall have the meaning set forth in Article 1 of the Security Instrument have respect to the Property.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a

Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; and (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Required Ratings” means A2 (stable) with respect to Moody’s and A (stable) with respect to S&P.

“Reserve Funds” shall mean the Tax and Insurance Escrow Fund and any other escrow or reserve fund established by the Loan Documents.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president-finance of such Person.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean each Individual Borrower, Principal, any Guarantor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, an Individual Borrower, Principal, any Guarantor, any Affiliated Manager or any non-member manager.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

“Scheduled Defeasance Payments” shall have the meaning set forth in Section 2.4.1(b).

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Security Deposits” shall have the meaning set forth in Section 5.1.17(f) hereof.

“Security Instrument” shall mean that certain first priority Mortgage and Security Agreement, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“70 Hudson” shall mean 70 Hudson Street L.L.C., a New Jersey limited liability company.

“Single Purpose Entity” shall mean a Person whose organizational documents contain, and who an Individual Borrower covenants will comply with, the provisions of Section 4.1.35.

“State” shall mean, the State or Commonwealth of the United States of America in which the Property or any part thereof is located.

“Survey” shall mean a survey prepared by a surveyor licensed in the State where the Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Tax Account” shall have the meaning set forth in Section 3.1 hereof.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, or payments in lieu thereof, now or hereafter levied or assessed or imposed against the Property or part thereof, including all payments and charges payable to the City under the Financial Agreement.

“Terrorism Insurance” shall have the meaning set forth in Section 6.1(a) hereof.

“Terrorism Insurance Cap” shall have the meaning set forth in Section 6.1(a) hereof.

“Terrorism Insurance Required Amount” shall have the meaning set forth in Section 6.1(a) hereof.

“Title Insurance Policy” shall mean, with respect to the Property, an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued with respect to the Property and insuring the lien of the Security Instrument encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10 hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(b).

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Urban Renewal” shall mean 70 Hudson Urban Renewal Associates, L.L.C., a New Jersey limited liability company.

“Yield Maintenance Premium” shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase Government Securities providing the required Scheduled Defeasance Payments (assuming the Maturity Date remains unchanged).

Section 1.2 Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. The word “Borrower” shall mean “each Individual Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein”. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II. GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow.

Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Lending to Borrower.

Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Security Instrument and Loan Documents.

The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds.

Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Property, (b) pay all past due Basic Carrying Costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein or in the other Loan Documents, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, or (e) fund any working capital requirements of the Property. The balance, if any, shall be distributed to Borrower and disbursed as determined by Borrower.

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payments.

(a) Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

(b) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, and irrespective of and without deduction for defenses, claims or counterclaims.

2.2.2 Interest Calculation.

Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

2.2.3 Payment Before Maturity Date.

If the Closing Date is not the eleventh (11th) day of a month, on the Closing Date Borrower shall pay all interest scheduled to accrue during the Accrual Period in which the Closing Date occurs. The Monthly Debt Service Payment Amount shall be paid on the Payment Date occurring in May, 2006, and on each subsequent Payment Date thereafter up to and including the Payment Date preceding the Maturity Date. Each such payment shall be applied first to the payment of interest that has accrued during the preceding Accrual Period (calculated in accordance with Section 2.2.2 above), and the balance of such payment, if any, shall be applied to the reduction of the principal sum of the Loan.

2.2.4 Intentionally Deleted.

2.2.5 Payment on Maturity Date.

Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.2.6 Payments after Default.

While an Event of Default exists, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) any amounts received by Lender, including any Gross Income from Operations or Net Cash Flow, may, to the maximum extent permitted by law, be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of the Debt shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any such payment.

2.2.7 Late Payment Charge.

If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due (or, with respect to the payment due on the Maturity Date, the thirtieth (30th) day following the Maturity Date), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by Applicable Law.

2.2.8 Usury Savings.

This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Prepayments.

2.3.1 Voluntary Prepayments.

Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Payment Date that is three (3) months prior to the Maturity Date. From and after the Payment Date that is three (3) months prior to the Maturity Date, the principal balance of the Loan may be prepaid, in whole but not in part, without payment of the Yield Maintenance Premium upon: (i) not less than 15 days prior written notice (the “Prepayment Notice”) to Lender specifying the scheduled payment date on which prepayment is to be made (the “Prepayment Date”); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of the Loan to and including the Prepayment Date together with a payment of all interest which would have accrued on the principal balance of the Loan to and including the last day of the Accrual Period in which the Prepayment Date occurs, if such prepayment occurs on a date which is not the eleventh (11th) day of a calendar month (the “Shortfall Interest Payment”); and (iii) payment of all other sums then due under this Agreement and the other Loan Documents. Lender shall not be obligated to accept any prepayment of the Loan unless it is accompanied by all sums due in connection therewith.

2.3.2 Mandatory Prepayments.

On each date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2.

2.3.3 Prepayments After Default.

If, prior to the Maturity Date and following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 and Borrower shall pay, in addition to the Debt, (i) an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount of the Loan to be prepaid or satisfied, or (b) the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the outstanding principal amount of the Loan to be satisfied or prepaid and (ii) all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment.

2.3.4 Making of Payments.

Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

2.3.5 Application of Principal Prepayments.

All prepayments received pursuant to this Section 2.3 shall be applied to the payments of principal due under the Loan in the inverse order of maturity.

Section 2.4 Defeasance.

2.4.1 Voluntary Defeasance.

(a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Permitted Defeasance Date and prior to the Maturity Date to voluntarily defease the entire Loan by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

(i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Defeasance Maturity Date and the Date (the “Defeasance Date”) on which the Defeasance Event is to occur and the principal amount of the Loan to be defeased;

(ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to and including the Defeasance Date;

(iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Security Instrument, and the other Loan Documents;

(iv) Borrower shall deliver to Lender the Defeasance Collateral applicable to the Defeasance Event;

(v) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority lien the Defeasance Collateral in accordance with the provisions of this Section 2.4 (the “Security Agreement”);

(vi) Borrower shall deliver an opinion of counsel for Borrower in form and substance reasonably satisfactory to Lender stating, among other things, that Borrower has legally and validly transferred and assigned the Government Securities and all obligations, rights and duties under and to the Note to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Collateral delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;

(vii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

(viii) Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.4.1(a) have been satisfied;

(ix) Borrower shall deliver a certificate of Borrower’s independent certified public accountant confirming that the Government Securities that are part of the Defeasance Collateral will, if honored, generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

(xi) Borrower shall pay all costs and expenses of Lender reasonably and actually incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the Lien of the Security Instrument as provided in Section 2.5.3 hereof as well as reasonable attorneys’ fees and expenses.

(b) In connection with the Defeasance Event, Borrower shall purchase and transfer to Lender Government Securities which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date and on the Maturity Date (as the same be may accelerated in accordance with Section 2.4.3) and in amounts equal to the scheduled payments due on such dates under this Agreement and the Note (including without limitation scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) (the “Scheduled Defeasance Payments”). All such Government Securities, together with the proceeds thereof, and all other rights, claims and privileges with respect thereto, shall be referred to herein as the “Defeasance Collateral”. Each of the Government Securities that are part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent institutional lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book entry transfers and pledges through the book entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Government Securities may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Note.

2.4.2 Successor Borrower.

In connection with any Defeasance Event, Borrower shall establish or designate a successor entity (the “Successor Borrower”) which shall be a single purpose bankruptcy remote entity with an Independent Director approved by Lender, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note together with the pledged Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement, and Borrower shall be relieved of its obligations under such documents and all other Loan Documents (except those that are intended to survive foreclosure or repayment of the Debt), and all other collateral for the Loan shall be released. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.4.2, but Borrower shall pay all costs and expenses incurred by Lender, including Lender’s reasonable attorneys’ fees and expenses actually and reasonably incurred in connection therewith.

2.4.3 Acceleration of Maturity Date.

In connection with any Defeasance Event, Borrower shall have the right to cause the Maturity Date to be accelerated to any Payment Date occurring in January, February or March, 2016, as set forth in Borrower’s notice of the Defeasance Event pursuant to Section 2.4.1(a) above, which acceleration shall become effective simultaneously with Borrower’s delivery of the Defeasance Collateral pursuant to Section 2.4.1 hereof (and shall not otherwise be effective or binding on Lender or Borrower). Following delivery of the Defeasance Collateral, Borrower shall not have any further right to change the Maturity Date.

Section 2.5 Release of Property.

2.5.1 No Release of Lien.

Except as set forth in this Section 2.5.3, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Security Instrument on the Property.

2.5.2 Release Upon Defeasance.

If Borrower has elected to defease the entire Loan and the requirements of Section 2.4 and this Section 2.5 have been satisfied, the Property shall be released from the Lien of the Security Instrument and the Government Securities, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note. In connection with the release of the Security Instrument, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

2.5.3 Release on Payment in Full.

Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, and upon satisfaction of the conditions set forth in the second sentence of Section 2.5.2 above, release the Lien of the Security Instrument on the Property.

III. CASH MANAGEMENT

Section 3.1 Establishment of Accounts.

(a) Borrower shall, simultaneously herewith, (i) establish an account with the Lockbox Bank (the “Lockbox Account”) into which Borrower shall deposit, or cause to be deposited, all Gross Income from Operations, (ii) execute an agreement with Lender and the Lockbox Bank providing for the control of the Lockbox Account substantially in the form of Exhibit A attached hereto (the “Lockbox Agreement”), and (iii) establish the following Accounts (which may be book entry sub-accounts) into which amounts deposited into the Lockbox Account shall be deposited or allocated:

(i) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Tax Deposit (the “Tax Account”);

(ii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Insurance Premium Deposit (the “Insurance Premium Account”);

(iii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Debt Service Payment Amount (the “Debt Service Account”);

(iv) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited Approved Expenses (the “Borrower Expense Account”); and

(v) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, Excess Cash Flow (the “Excess Cash Flow Account”).

Section 3.2 Deposits into Lockbox Account.

(a) Borrower represents, warrants and covenants that (i) Borrower shall, or shall cause Manager to, deposit all Gross Income from Operations into the Lockbox Account within two (2) Business Days of receipt thereof, (ii) Borrower shall send a notice, substantially in the form of Exhibit B, to all tenants now or hereafter occupying space at the Property directing them to pay all Rents and other sums due under the Lease to which they are a party into the Lockbox Account, (iii) other than the Accounts, there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Property are deposited, except for accounts maintained by Property Manager for the payment of operating expenses or the payment of distributions to Borrower’s equity holders, and (iv) neither Borrower nor any other Person shall open any other such account with respect to the deposit of income in connection with the Property. Until deposited into the Lockbox Account, any Gross Income from Operations from the Property held by Borrower shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower.

(b) Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 3.2 without Lender’s prior written consent.

Section 3.3 Account Name.

(a) The Accounts shall each be in the name of Lender, as secured party of Borrower.

(b) In the event Lender transfers or assigns the Loan, Borrower acknowledges that the Lockbox Bank, at Lender’s request, shall change the name of each Account to the name of the transferee or assignee. In the event Lender retains a servicer to service the Loan, Borrower acknowledges that the Lockbox Bank, at Lender’s request, shall change the name of Lender on each account to the name of the servicer, as agent for Lender.

Section 3.4 Eligible Accounts.

Borrower shall, and Borrower shall cause Lockbox Account Bank to maintain each Account as an Eligible Account.

Section 3.5 Permitted Investments.

Sums on deposit in any Account other than the Lockbox Account shall be invested in Permitted Investments provided (i) such investments are then regularly offered by Lockbox Bank for accounts of this size, category and type, (ii) such investments are permitted by Applicable Law, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the applicable Account are anticipated by Lender to be required for payment of an obligation for which such Account was created, and (iv) no Event of Default shall have occurred and be continuing. All income earned from Permitted Investments shall be the property of Borrower. Borrower hereby irrevocably authorizes and directs Lockbox Bank, to hold any income earned from Permitted Investments as part of the Accounts. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments (except to the extent Lender or any Servicer is entitled to retain such monies for its own account prior to an Event of Default). No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 3.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds or of any funds deposited in the related Accounts except to the extent such loss results from the fraud, gross negligence or illegal acts of Lender.

Section 3.6 Intentionally Deleted.

Section 3.7 Transfer To and Disbursements from the Lockbox Account.

(a) Lockbox Bank shall withdraw all funds on deposit in the Lockbox Account on the date immediately preceding each Payment Date (and if such day is not a Business Day then the preceding day which is a Business Day), except that, if no Cash Trap Period or Event of Default shall then exist, if there shall at any time during any Accrual Period be on deposit in the Lockbox Account amounts in excess of the amount required to be paid on such Payment Date in accordance with clauses (i), (iii) – (v) of Section 3.7(b) below, then Lender shall promptly disburse such excess amounts to Borrower in accordance with clause (ix) of Section 3.7(b) below.

(b) Lockbox Bank shall disburse the funds in the Lockbox Account in the following order of priority:

(i) First, for so long as the tenant under the Existing Lease is not paying Taxes directly to the taxing authorities or during the continuance of a Cash Trap Period, funds sufficient to pay the Monthly Tax Deposit shall be deposited in the Tax Account;

(ii) Second, during the continuance of a Cash Trap Period, funds sufficient to pay the Monthly Insurance Premium Deposit shall be deposited in the Insurance Premium Account;

(iii) Third, funds sufficient to pay the Monthly Debt Service Payment Amount shall be deposited into the Debt Service Account;

(iv) Fourth, funds sufficient to pay any interest accruing at the Default Rate, and late payment charges, if any, shall be deposited in the Debt Service Account;

(v) Fifth, to the payment of Lockbox Bank for fees and expenses incurred in connection with this Agreement and the accounts established hereunder; the account maintenance fee for the initial Lockbox Bank are set forth in the Deposit Account Control Agreement;

(vi) Sixth, during the continuance of a Cash Trap Period, funds sufficient to pay all costs and expenses, calculated on a Cash basis, required to be paid during such month by or on behalf of Borrower in connection with the ownership and operation of the Property in accordance with the Approved Annual Budget (“Approved Expenses”) shall be deposited in the Borrower Expense Account after deposits for items (i) through (v) above have been made (provided deposits to the Borrower Expense Account shall not include amounts which have previously been paid pursuant to items (i) through (v) above);

(vii) Seventh, during the continuance of a Cash Trap Period, funds sufficient to pay any Extraordinary Expenses for such month which have been reasonably approved by Lender (and that have not been previously paid pursuant to items (i) through (vi) above) shall be deposited in the Borrower Expense Account after deposits for items (i) through (vi) above have been made; and

(viii) Eighth, during the continuance of a Cash Trap Period, the balance of the funds which have not been deposited as set forth in items (i) through (vii) above, shall be deposited into the Excess Cash Flow Account.

(ix) Ninth, provided no Cash Trap Period shall be in effect, all amounts remaining in the Lockbox Account after deposits for items (i) through (v) for the current month and all prior months shall be disbursed to Borrower.

Section 3.8 Withdrawals From the Tax Account and the Insurance Premium Account.

Lender shall withdraw funds from the Tax Account to pay Taxes on or before the date Taxes are due and payable. Lender shall withdraw funds from the Insurance Premium Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable or, provided no Event of Default shall exist, Lender shall remit to Borrower funds from the Insurance Premium Account upon delivery to Lender of proof of insurance coverage required pursuant to Article VI hereof together with evidence reasonably satisfactory to Lender that the Insurance Premiums for which such sums are being held have been paid in full. Lockbox Bank shall disburse funds from the Tax Account and the Insurance Premium Account in accordance with Lender’s written request therefor on the Business Day following Lockbox Bank’s receipt of such written request.

Section 3.9 Intentionally Deleted.

Section 3.10 Intentionally Deleted.

Section 3.11 Withdrawals from the Debt Service Account.

Lender shall withdraw funds from the Debt Service Account to pay the Monthly Debt Service Payment Amount on or after the date when due, together with any late payment charges or interest accruing at the Default Rate.

Section 3.12 Intentionally Deleted.

Section 3.13 Intentionally Deleted.

Section 3.14 Intentionally Deleted.

Section 3.15 Withdrawals from the Borrower Expense Account.

Except in the event an Event of Default exists and Lender has accelerated the Loan, Borrower shall have the right to withdraw funds from the Borrower Expense Account for the payment of costs and expenses incurred in connection with the operation of the Property and/or Extraordinary Expenses in accordance with Section 3.7(b)(vi) and Section 3.7(b)(vii), respectively. Such withdrawals shall be in accordance with the Approved Annual Budget.

Section 3.16 Withdrawals from the Excess Cash Flow Account.

If a Cash Trap Period exists, except as set forth in the next sentence or Section 3.19 hereof, amounts deposited into the Excess Cash Flow Account shall not be subject to withdrawal or disbursement until (i) the related Cash Trap Period shall have expired and (ii) no other Cash Trap Period or Event of Default shall be in existence, whereupon all amounts in the Excess Cash Flow Account shall be returned to the Lockbox Account for application on the succeeding Payment Date in accordance with Section 3.7(b) hereof.

Section 3.17 Sole Dominion and Control.

Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including the Lockbox Bank, subject to the terms hereof; and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein.

Section 3.18 Security Interest.

Borrower hereby grants to Lender a first priority security interest in each of the Accounts and the Account Collateral as additional security for the Debt.

Section 3.19 Rights on Default.

Notwithstanding anything to the contrary in this Article 3, upon the occurrence of an Event of Default, Lender shall promptly notify Lockbox Bank in writing of such Event of Default and, without notice from Lockbox Bank or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lockbox Bank to transfer from) the Accounts, (b) Lender may direct Lockbox Account to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lockbox Bank, as agent for Lender, or Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (c) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, Lender may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt. If Lender in its sole discretion expressly waives in writing any Event of Default, Borrower’s rights hereunder and under the other Loan Documents, shall be reinstated in full following such waiver.

Section 3.20 Financing Statement; Further Assurances.

Borrower hereby authorizes Lender to file, and upon Lender’s request shall execute and deliver to Lender for filing a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral with respect thereto in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lockbox Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

Section 3.21 Borrower’s Obligation Not Affected.

The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

Section 3.22 Payments Received Under this Agreement.

Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing and Lender has not accelerated the Loan, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Fund, and any other payment reserves established pursuant to this Agreement or any other Loan Document shall (provided Lender is not prohibited from withdrawing or applying any funds in the Accounts by Applicable Law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account established pursuant to this Agreement to satisfy such obligations on the dates each such payment is required and Lender has the ability to withdraw such sums and apply same to the payment of such obligations, regardless of whether any of such amounts are so applied by Lender.

IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations.

Each Individual Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization.

Individual Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Individual Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, businesses and operations. Individual Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged. Attached hereto as Schedule I is an organizational chart of Individual Borrower.

4.1.2 Proceedings.

Individual Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Individual Borrower and constitute legal, valid and binding obligations of Individual Borrower enforceable against Individual Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents by Individual Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Individual Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which Individual Borrower is a party or by which any of Individual Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Individual Borrower or the Property or any of Individual Borrower’s other assets, or any license or other approval required to operate the Property, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Agency required for the execution, delivery and performance by Individual Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

4.1.4 Litigation.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting

Individual Borrower or the Property, which actions, suits or proceedings, if determined against Individual Borrower or the Property, would materially adversely affect the condition (financial or otherwise) or business of Individual Borrower or the condition or ownership of the Property.

4.1.5 Agreements.

Individual Borrower is not a party to any agreement or instrument or subject to any restriction which could reasonably be anticipated to materially and adversely affect Individual Borrower or the Property, or Individual Borrower’s business, properties or assets, operations or condition, financial or otherwise. Individual Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Individual Borrower or the Property is bound. Individual Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Individual Borrower is a party or by which Individual Borrower is a party or by which Individual Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

4.1.6 Solvency.

Individual Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Individual Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Individual Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Individual Borrower’s assets is and will, immediately following the making of the Loan, be greater than Individual Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Individual Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Individual Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of Cash to be received by Individual Borrower and the amounts to be payable on or in respect of obligations of Individual Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Individual Borrower or any Constituent Party in the last seven (7) years, and neither Individual Borrower nor any Constituent Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Individual Borrower nor any of its Constituent Party are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency laws or the liquidation of all or a major portion of

Individual Borrower’s assets or property, and Individual Borrower has no knowledge of any Constituent Party contemplating the filing of any such petition against it or such Constituent Parties.

4.1.7 Full and Accurate Disclosure.

No statement of fact made by Individual Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Individual Borrower which has not been disclosed to Lender which materially and adversely affects, or could reasonably be anticipated to materially and adversely affect, the Property or the business, operations or condition (financial or otherwise) of Individual Borrower.

4.1.8 No Plan Assets.

Individual Borrower is not a Plan, and none of the assets of Individual Borrower constitute or will constitute “Plan Assets” of one or more Plans. In addition, (a) Individual Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Individual Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.9 Compliance.

Individual Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. Individual Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Individual Borrower and Borrower has no knowledge of any other Person in occupancy of or involved with the operation or use of the Property having committed any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Individual Borrower’s obligations under any of the Loan Documents.

4.1.10 Financial Information.

All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Individual Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Individual Borrower and the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Individual Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Individual Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as office building except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Individual Borrower from that set forth in said financial statements.

4.1.11 Condemnation.

No Condemnation or other similar proceeding has been commenced or, to the best of an Individual Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.12 Federal Reserve Regulations.

No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.13 Utilities and Public Access.

The Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended use. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right of way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed, are physically open and are dedicated to public use and have been irrevocably offered for dedication to the City.

4.1.14 Not a Foreign Person.

Individual Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.15 Separate Lots.

The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.16 Assessments.

There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the best knowledge of Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.17 Enforceability.

The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Individual Borrower, including the defense of usury, and Individual Borrower has not asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.18 No Prior Assignment.

There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding other than by and between the Individual Borrowers, all right, title, and interest of Individual Borrowers in which have been assigned to Lender and are subject and subordinate to all other assignments, liens, claims, and security interests provided to Lender hereunder and under the other Loan Documents.

4.1.19 Insurance.

Individual Borrower has obtained and has delivered to Lender certified copies of all insurance policies or such other evidence of insurance acceptable to Lender such as certificates of insurance or abstracts reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No Person, including Individual Borrower, has done, by act or omission, anything that would impair the coverage of any such policy.

4.1.20 Use of Property.

The Property is used exclusively for office purposes and other appurtenant and related uses.

4.1.21 Certificate of Occupancy; Licenses.

All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property by Borrower as an office building (collectively, the “Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as an office building. The use being made of the Property is in conformity with the certificates of occupancy issued for the Property.

4.1.22 Flood Zone.

None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(vii) is in full force and effect with respect to the Property.

4.1.23 Physical Condition.

The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Individual Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Property is free from damage covered by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

4.1.24 Boundaries.

Except as specifically set forth as exceptions in Lender’s Title Insurance Policy or as shown on the Survey, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements.

4.1.25 Leases.

(a) The Property is not subject to any Leases other than the Existing Lease. Borrower is the owner and lessor of landlord’s interest in the Existing Lease. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Existing Lease. Except as set forth in the tenant estoppel certificate delivered to Lender in connection with the closing of the Loan, the Existing Lease is in full force and effect and there are no defaults by Borrower or the tenant under the Existing Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under the Existing Lease. No Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. All work to be performed by Borrower under the Existing Lease has been performed as required and has been accepted by the tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances (including construction allowances) or abatements required to be given by Borrower to any tenant or any predecessor to the Existing Tenant (including Datek Online Holdings Corp. and/or its successors) has already been received by such Person. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. To the best of Borrower’s knowledge, except as set forth in the tenant estoppel certificate delivered to Lender in connection with the closing of the Loan, the Existing Tenant has not sublet all or any portion of the premises demised by the Existing Lease, and no one but the Existing Tenant, and their respective employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower’s knowledge after due inquiry, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the Property nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the Property or each tenant’s respective business at the Property as set forth in their respective Leases, (B) held by a tenant for sale to the public in its ordinary course of business, or (C) fully disclosed to and approved by Lender in writing pursuant to the Environmental Reports.

4.1.26 Survey.

The Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.27 Intentionally Deleted.

4.1.28 Filing and Recording Taxes.

All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Individual Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid.

4.1.29 Intentionally Deleted.

4.1.30 Management Agreement.

The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.31 Illegal Activity.

No portion of the Property has been or will be purchased with proceeds of any illegal activity and to the best of Individual Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at the Property.

4.1.32 No Change in Facts or Circumstances; Disclosure.

All information submitted by Individual Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Individual Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Individual Borrower. Individual Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.33 Investment Company Act.

Individual Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.34 Principal Place of Business; State of Organization.

Individual Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Individual Borrower is organized under the laws of the State of New Jersey and its organizational identification number is 0600054418 (with respect to 70 Hudson) and 0600054437 (with respect to Urban Renewal).

4.1.35 Single Purpose Entity.

Individual Borrower covenants and agrees that its organizational documents shall provide that it has not, and shall not and that the organizational documents of its general partner(s), if Individual Borrower is a partnership, or its managing member(s), if Individual Borrower is a limited liability company (in each case, “Principal”) shall provide that it has not and shall not:

(a) with respect to Individual Borrower, engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Property, and entering into the Loan (and any financing being paid off with the proceeds of the Loan), and activities incidental thereto and with respect to Principal, engage in any business or activity other than the ownership of its interest in Individual Borrower, and activities incidental thereto;

(b) with respect to Individual Borrower, acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property and with respect to Principal, acquire or own any material asset other than its interest in Individual Borrower;

(c) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d) (i) fail to observe its applicable organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where the Property is located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply in any material respect with the provisions of Individual Borrower’s Partnership Agreement, Articles of Organization or similar organizational documents, as the case may be, or of Principal’s Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be, whichever is applicable;

(e) own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

(f) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, participate in a cash management system with any other Person (except as required or expressly permitted herein) or fail to use its own separate stationery, invoices and checks;

(g) with respect to Individual Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, four percent (4%)

of the outstanding principal balance of the Note and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances and with respect to Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations);

(h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(i) (i) fail to maintain its records (including financial statements), and accounts separate and apart from the members, general partners, principals and Affiliates of Individual Borrower or of Principal, as the case may be, the Affiliates of a member, general partner or principal of Individual Borrower or of Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person (provided, however, that such Person’s assets may be included in a consolidated financial statement of its Affiliates provided that (an appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Person and all such Affiliates consolidated therein and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person), or (iii) include the assets or liabilities of any other Person on its financial statements (provided, however, that such Person’s assets may be included in a consolidated financial statement of its Affiliates provided that an appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Person and all such Affiliates consolidated therein and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person);

(j) enter into any contract or agreement with any member, general partner, principal or Affiliate of Individual Borrower or of Principal, as the case may be, Guarantor, Indemnitor, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Individual Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Individual Borrower and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms length basis with third parties other than any member, general partner, principal or Affiliate of Individual Borrower or of Principal, as the case may be, Guarantor, or any member, general partner, principal or Affiliate thereof;

(k) seek the dissolution or winding up in whole, or in part, of Individual Borrower or of Principal, as the case may be;

(l) fail to correct any known misunderstandings regarding the separate identity of Individual Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

(m) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

(n) make any loans or advances to any third party (except for tenant allowances under any permitted Lease (not including the Existing Lease), including any member, general partner, principal or Affiliate of Individual Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Individual Borrower or Principal, as the case may be, or any member, general partner, or Affiliate thereof;

(o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

(p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Individual Borrower or of Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Individual Borrower or Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Individual Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

(q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(r) hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Individual Borrower or of Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of Individual Borrower or of Principal, as the case may be, or (iii) any other Person;

(s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(t) pledge its assets for the benefit of any other Person, and with respect to Individual Borrower, other than with respect to the Loan;

(u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

(v) fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director (defined below) and of all other general partners/managing members/directors;

(w) fail to hold its assets in its own name;

(x) if Individual Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

(y) have any of its obligations guaranteed by an Affiliate except to the extent expressly permitted pursuant to this Agreement or the other Loan Documents;

(z) violate or cause to be violated in any material respect, the assumptions made with respect to Individual Borrower and Principal in the section entitled “Assumptions” in the Insolvency Opinion;

(aa) with respect to Principal, fail at any time to have at least one independent director (the “Independent Director”) that is an individual and that is not and has not been for at least five (5) years: (a) a stockholder, director (other than as an “Independent Director”), officer, employee, partner, member, attorney or counsel of Individual Borrower or of Principal or any Affiliate of either of them; (b) a customer, supplier or other Person who derives purchases or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with Individual Borrower, Principal or any Affiliate of either of them (a “Business Party”); (c) a Person controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party; or

(bb) with respect to Principal, permit its board of directors to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable organizational documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of the Independent Director.

4.1.36 Business Purposes.

The Loan is solely for the business purpose of Individual Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.37 Taxes.

Individual Borrower has filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Individual Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.1.38 Forfeiture.

Neither Individual Borrower nor any other Person in occupancy of or involved with the operation or use of the Property has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against the Property or any material part thereof or any monies paid in performance of Individual Borrower’s obligations under the Note, this Agreement or the other Loan Documents. Individual Borrower hereby covenants and agrees not to commit, or knowingly permit or suffer to exist any act or omission affording such right of forfeiture.

4.1.39 Environmental Representations and Warranties.

Individual Borrower represents and warrants to the best of Borrower’s knowledge after due inquiry having been made, except as disclosed in the written reports resulting from the environmental site assessments of the Property delivered to and approved by Lender prior to the Closing Date (the “Environmental Report”) that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the Property or each tenant’s respective business at the Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past or present Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from the Property; (c) there is no imminent threat of any Release of Hazardous Materials migrating to the Property; (d) there is no past or present non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with the Property; (e) Individual Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to a Release of Hazardous Materials in, on, under or from the Property; and (f) Individual Borrower has truthfully provided to Lender or to Lender’s consultants, all material information relating to environmental conditions in, on, under or from the Property known to Individual Borrower or contained in Borrower’s files and records relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

4.1.40 Taxpayer Identification Number.

Individual Borrower’s United States taxpayer identification number is 22-3598515 (with respect to 70 Hudson) and 22-3598656 (with respect to Urban Renewal).

4.1.41 OFAC.

Neither Individual Borrower, Guarantor, or any of their respective Affiliates is a Prohibited Person, and Individual Borrower, Guarantor, and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

4.1.42 Intentionally Deleted.

4.1.43 Deposit Accounts.

(a) Borrower agrees that this Agreement and the Lockbox Agreement create valid and continuing security interests (as defined in the UCC) in the Lockbox Account in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Individual Borrower;

(b) Borrower agrees that the Lockbox Account constitutes a “deposit account” within the meaning of the applicable UCC;

(c) Individual Borrower owns and has good and marketable title to the Lockbox Account free and clear of any Lien or claim of any Person;

(d) Individual Borrower has delivered to Lender fully executed agreements pursuant to which the Lockbox Bank has agreed to comply with all instructions originated by Lender directing disposition of the funds in such accounts without further consent by Individual Borrower;

(e) Other than the security interest granted to Lender pursuant to this Agreement and the Lockbox Agreement, Individual Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed the Lockbox Account; and

(f) The Lockbox Account is not in the name of any Person other than Individual Borrower or Lender.

Section 4.2 Survival of Representations.

Each Individual Borrower agrees that all of the representations and warranties of Individual Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Individual Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Individual Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V. BORROWER COVENANTS

Section 5.1 Affirmative Covenants.

From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements.

(a) Each Individual Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any State or local government the right of forfeiture against the Property or any material part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, nor to knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in this Agreement. Borrower shall keep or cause to be kept the Property insured at all times, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default exists; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply or cause compliance with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish or cause to be furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply or direct the application of any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when the validity, applicability or violation of such Legal Requirement is finally established or in the reasonable opinion of Lender the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges.

Subject to Section 3.8 and Section 3.22 hereof, Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower shall furnish to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default exists; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay or cause to be paid the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply or direct the application of such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Tax or Other Charges is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien the Security Instrument being primed by any related Lien.

5.1.3 Litigation.

Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which could, if adversely determined, reasonably be anticipated to materially adversely affect Borrower’s condition (financial or otherwise) or business or the Property.

5.1.4 Access to the Property.

Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5 Notice of Default.

Borrower shall promptly advise Lender of any material adverse change in Borrower’s condition, financial or otherwise, or of the occurrence of any material Default or any Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings.

Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Award and Insurance Benefits.

Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.

5.1.8 Further Assurances.

Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all then existing instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements which are in Borrower’s possession, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require from time to time, subject however, to the provisions of this Agreement, including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time, subject however, to the provisions of this Agreement.

5.1.9 Mortgage and Intangible Taxes.

Borrower shall pay all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of the Security Instrument and/or upon the execution and delivery of the Note other than any franchise or income taxes of Lender.

5.1.10 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Property. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining them and, at Lender’s expense, to make such copies or extracts thereof as Lender shall desire. If an Event of Default exists, Borrower shall pay any costs and expenses incurred by Lender to examine such books, records, and accounts with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and, during periods in which the Existing Lease is not in effect, shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (i) during periods in which the Existing Lease is not in effect, a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by a Responsible Officer or other appropriate officer of Borrower or Principal, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP, (iii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (iv) during periods in which the Existing Lease is not in effect, a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating

Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a material Default or an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar quarter the following items, accompanied by a certificate of a Responsible Officer or other appropriate officer of Borrower or Principal, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments): (i) a report of occupancy for the subject quarter accompanied by an Officer’s Certificate with respect thereto; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses, and, during a Cash Trap Period, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter and, during periods in which the Existing Lease is not in effect, containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer’s Certificate with respect thereto; and (iv) an unaudited Net Cash Flow Schedule. In addition, such certificate shall also be accompanied by a statement of a Responsible Officer or other appropriate officer or the Principal of Borrower stating that the representations and warranties of Borrower set forth in 4.1.35 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

(d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender and, during any Cash Trap Period, shall be subject to Lender’s written approval (each such Annual Budget, after it has been approved in writing by Lender, shall be hereinafter referred to as an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges (including utilities expenses).

(e) Borrower shall furnish to Lender, within ten (10) Business Days after request such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender, including, without limitation, an annual operating budget for the Property.

(f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

(g) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, and the Property, whether furnished by Borrower, any Guarantor, or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

5.1.11 Business and Operations.

Each Individual Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Each Individual Borrower will remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Property.

5.1.12 Costs of Enforcement.

In the event (a) that the Security Instrument encumbering the Property is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument encumbering the Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Individual Borrower or any Constituent Party or an assignment by any Individual Borrower or any Constituent Party for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, reasonably and actually incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall, within fifteen (15) days of request therefor, request tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender and thereafter use commercially reasonable efforts to obtain such estoppel certificates and deliver them to Lender; provided, however, that a tenant’s failure or refusal to execute and deliver such estoppel certificate shall not constitute a Default or Event of Default hereunder. Borrower shall not be required to request such estoppel certificates more frequently than once per year or more than twice during the term of the Loan.

5.1.14 Loan Proceeds.

Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 Intentionally Deleted.

5.1.16 Confirmation of Representations.

Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates in form reasonably satisfactory to Lender certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the closing of such Securitization.

5.1.17 Leasing Matters.

(a) Borrower shall promptly and fully keep, observe and perform, or cause to be kept, observed or performed, all of the material terms, covenants, provisions and agreements imposed upon or assumed by Borrower under the Existing Lease, and any leases, subleases, licenses, concessions and occupancy agreements in connection therewith or in substitution therefor and any amendments, modifications or supplements thereof. Without limitation to the foregoing, Borrower shall not do or fail to do, or permit, fail or suffer to be done any act or thing within Borrower’s power, the doing or omission of which (i) will give the tenant under the Existing Lease a right to terminate the Existing Lease or to abate the rental or other material payment due thereunder, (ii) will release any Person from liability under or with respect to the Existing Lease or (iii) will otherwise impair the Existing Lease as security for the Obligations. Borrower shall not under any circumstances modify, cancel, amend, terminate or accept the surrender of the Existing Lease without Lender’s prior written consent, and any attempted modification, cancellation, amendment, termination or surrender of the Existing Lease without such consent shall be void and of no force or effect whatsoever; provided, however, that Lender’s consent shall not be required for any non-material amendments of the Existing Lease that do not (i) reduce the amount or change the timing of payment of Rent, (ii) change the term of the Existing Lease, (iii) release the Existing Tenant or any other Person (other than Borrower) from any obligations under or with respect to the Existing Lease, (iv) materially increase the Borrower’s or materially decrease the Existing Tenant’s obligations under the Existing Lease, (v) or otherwise impair any material right or benefit of Borrower or Lender under or with respect to the Existing Lease. Any attempted amendment or modification of the Existing Lease requiring the consent of Lender, without such consent having been obtained, shall be void and of no force and effect whatsoever. Borrower agrees to deliver to Lender copies of all amendments or modifications which are entered into pursuant to this Section 5.1.17(a) together with a certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of such amendment or modification. Borrower shall not (1) collect any of the Rents under the Existing Lease more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance), (2) execute any other assignment of the lessor’s interest in the Existing Lease or any sublease thereof or any Rents under the Existing Lease or any sublease, and (3) consent to any assignment or subletting under the Existing Lease not in accordance with its terms without the prior written consent of Lender.

(b) Borrower shall enforce or cause to be enforced all of the material terms, covenants and conditions contained in the Existing Lease to be observed or performed by the Existing Tenant or any other Person liable for the tenant’s obligations under the Existing Lease (an “Obligated Person”), short of termination of the Existing Lease, provided that, notwithstanding anything contained herein to the contrary, Borrower shall not pursue any remedies which could reasonably be anticipated to materially adversely affect Borrower’s rights to any payment due from the Existing Tenant or any other Obligated Person, or which could reasonably be anticipated to adversely affect (A) the rights or claims of Borrower or Lender under the Existing Lease, (B) the value of the Property or (C) the rights or interests of Lender under the Loan Documents, without, in each instance, Lender’s prior written consent.

(c) Borrower shall promptly deliver to Lender a copy of any notice relating to defaults received from or given to the tenant under the Existing Lease or any Obligated

Person. Borrower shall not, without the prior written consent of Lender, consent to or approve of any request of the tenant under the Existing Lease if, and Borrower agrees to promptly notify Lender of any request for consent or approval made of Borrower by the tenant under the Existing Lease or any other Obligated Person if, the granting of any such consent or approval may materially and adversely affect (A) the rights or claims of Borrower or Lender under the Existing Lease (including any rights or claims against the Existing Tenant or any Obligated Person), or (B) the value of the Property or (C) the rights or interests of Lender under the Loan Documents. Nothing contained herein shall affect or impair any separate right Lender may have hereunder, under the Existing Lease or otherwise to approve or consent to any item or thing.

(d) If Borrower shall, in any manner, (i) fail to enforce all of the material terms, covenants and conditions contained in the Existing Lease upon the part of the Existing Tenant or any Obligated Person to be observed or performed, or (ii) fail to keep, observe or perform its obligations under Section 5.1.17(a) above, Lender may take any action that Lender deems necessary or desirable to perform or cause to be kept, observed or performed any such terms, covenants, and conditions (including, but not limited to, enter upon the Property and take all action thereon as Lender may deem necessary for such purposes). Borrower hereby irrevocably makes, constitutes and appoints Lender its agent and attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purposes (which appointment for so long as any of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof) to act on behalf of Borrower and to take any and all actions consistent with the foregoing. Lender may expend such sums of money as are reasonable and necessary for any such purposes, and Borrower hereby covenants and agrees to pay to Lender, upon demand, all sums so expended by Lender, together with interest thereon from the date of such payment at the Default Rate (as defined in the Note), and until so paid by Borrower, all sums so expended by Lender and the interest thereon shall be added to the Debt.

(e) Provided no Event of Default exists, the following provisions of this Section 5.1.17(e) shall apply following the expiration of the Existing Lease:

(i) With respect to the Property, Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a material adverse effect on the value or quality of the Property, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, (v) conforms in all material respects to the standard form of lease approved by Lender, and (vi) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this subsection 5.1.17(e)(i) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. At Lender’s request, Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section. Lender shall consent to non-disturbance of the rights of any replacement tenant acceptable to Lender under a replacement Major Lease entered into in accordance with the requirements of this Agreement pursuant to a subordination, non-disturbance and attornment agreement reasonably satisfactory to Lender.

(ii) Borrower (A) shall observe and perform all the material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (B) shall promptly send copies to Lender of all notices of default or other material matters which Borrower shall send or receive with respect to the Leases; (C) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender’s prior written approval); (D) shall not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (E) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents; and (F) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower’s expense. At Lender’s request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this subsection 5.1.17(e)(ii) together with Borrower’s certification that it has satisfied all of the conditions of this subsection 5.1.17(e)(ii).

(iv) Notwithstanding anything contained herein to the contrary, with respect to the Property, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease.

(f) While an Event of Default exists, Lender may, at its election, hold any and all monies representing security deposits under the Existing Lease or any other Leases (the “Security Deposits”) received by Lender, in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant’s Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease.

5.1.18 Management Agreement.

(a) The Improvements on the Property are operated under the terms and conditions of the Management Agreement. In no event shall the management fees under the Management Agreement exceed two and one-half percent (2.5%) of the gross income derived from the Property. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Management Agreement, consent to the assignment by Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any respect, either orally or in writing. Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any respect, and any such surrender of the Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default beyond any applicable notice and cure period in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall not, and shall not permit Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third party without the prior written consent of Lender, which will not be unreasonably withheld. Borrower shall, from time to time, obtain from the Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instrument and the other Loan Documents and (iv) shall be due and payable upon demand by Lender therefor.

(b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall terminate the Management Agreement and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default and the Debt has been accelerated, or (c) there exists a material default beyond any applicable notice or cure period by Manager under the Management Agreement. At such time as the Manager may be removed, a Qualified Manager shall assume management of the Property pursuant to a Replacement Management Agreement.

5.1.19 Environmental Covenants.

(a) Borrower covenants and agrees that so long as the Loan is outstanding (i) Borrower shall, and Borrower shall use best efforts to cause all other Persons to, use and operate the Property, in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) Borrower shall not allow any, and Borrower shall use best efforts to cause all other Persons not to engage in any, Releases of Hazardous Materials in, on, under or from any of the Property except for cleaning products and other materials, used in the normal and customary operation of office properties, so long as such products and other materials are used and stored in compliance with all Environmental Laws; (iii) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) pursuant to any reasonable written request of Lender, Borrower shall, at Borrower’s sole cost and expense, following an Event of Default or if Lender has a reasonable basis to believe that (i) the Property is not in full compliance with Environmental Laws or (ii) any Hazardous Materials in, on or around the Property endanger any tenants, other occupants of the Property or the general public or materially and adversely affect the Property and only upon Lender’s reasonable determination that Borrower is not remediating such potential hazard in a manner reasonably satisfactory to Lender, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property which are not in compliance with Environmental Laws; and (B) comply with any Environmental Law; (viii) Borrower shall not allow any tenant or other user of any of the Property to violate any Environmental Law; and (ix) Borrower shall promptly notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required remediation of environmental conditions relating to any of the Property; and (E) any written notice or other communication of which Borrower becomes aware relating in any way to any Release of Hazardous Materials in connection with the Property in violation of Environmental Laws.

(b) After an Event of Default, or if Lender has a reasonable basis to believe that (i) the Property is not in full compliance with Environmental Laws or (ii) any Hazardous Materials in, on or around the Property endanger any tenants or other occupants of the Property or the general public or materially and adversely affect the Property and only upon Lender’s reasonable determination that Borrower is not remediating such potential hazard in a manner reasonably satisfactory to Lender, Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit provided same shall be conducted in a manner reasonably designed to minimize interference with the use, occupancy and operation of the Property. Borrower shall cooperate with and provide access to Lender and any such Person designated by Lender.

(c) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any requirement pertaining to the Property under Environmental Laws (an “Environmental Requirement”), the applicability of any Environmental Requirement to Borrower or the Property or any alleged violation of any Environmental Requirement, provided that (i) no Event of Default exists; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Property nor any part thereof or interest therein is subject to being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Environmental Requirement determined to be valid or applicable or cure any violation of any Environmental Requirement; (v) such proceeding shall suspend the enforcement of the contested Environmental Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Environmental Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Environmental Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Environmental Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.20 Alterations.

Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower’s financial condition, the value of the Property or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s financial condition, the value of the Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not materially adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the Restoration of the Property in accordance with the terms and provisions of this Agreement or (d) are made as a matter of right by the Existing Tenant pursuant to the Existing Lease. If the total unpaid amounts with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) (exclusive of any alterations that are the sole responsibility of the tenant under the Existing Lease and that are permitted under the Existing Lease) (the “Threshold Amount”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) Cash, (B) Government Securities, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and applied from time to time at the option of Lender to pay for such alterations or to terminate any of the alterations and restore the Property to the extent necessary to prevent any material adverse effect on the value of the Property.

5.1.21 Intentionally Deleted.

5.1.22 Intentionally Deleted.

5.1.23 OFAC.

At all times throughout the term of the Loan, Borrower, Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

5.1.24 Intentionally Deleted.

5.1.25 Financial Agreement.

(a) Borrower shall promptly and fully keep, observe and perform, or cause to be kept, observed or performed, all of the material terms, covenants, provisions and agreements imposed upon or assumed by Borrower under the Financial Agreement. Without limiting the foregoing, Borrower shall not do or fail to do, or permit, fail, or suffer to be done any act or thing within Borrower’s power, the doing or omission of which (i) will give the City or any other Person a right to terminate the Financial Agreement, rescind all or any of the tax abatements or other benefits provided to Borrower or any lessee of the Property thereunder or increase any amount payable by Borrower or any lessee of the Property under the Financial Agreement or otherwise with respect to Taxes, (ii) release any Person from liability under or with respect to the Financial Agreement or (iii) otherwise impair the benefits afforded to Borrower or any lessee of the Property under the Financial Agreement. Borrower shall not under any circumstances modify, cancel, amend or terminate the Financial Agreement without Lender’s prior written consent, which consent, after a Securitization, shall not be unreasonably withheld, delayed or conditioned provided that the Rating Agencies shall confirm in a manner acceptable to Lender that such modification, cancellation, amendment or termination shall not result in the downgrade, qualification or withdrawal of any ratings then assigned by the Rating Agencies to any class of Securities, and any attempted modification, cancellation, amendment or termination of the Financial Agreement without such consent shall be void and of no force or effect whatsoever.

(b) Borrower shall enforce all of the material terms, covenants and conditions contained in the Financial Agreement to be observed or performed by the City, short of termination thereof, provided that, notwithstanding anything contained herein to the contrary, Borrower shall not pursue any remedies which could affect any payment or obligation due from the Existing Tenant or any Obligated Person, or which could otherwise adversely affect (A) the rights or claims of Borrower or Lender under the Financial Agreement or the Existing Lease, (B) the value of the Property or (C) the rights or interests of Lender under the Loan Documents. Unless otherwise consented to in writing by Lender, Borrower shall maintain the Financial Agreement in full force and effect at all times.

(c) Borrower shall promptly deliver to Lender a copy of any notice relating to defaults received from or given to the City under the Financial Agreement.

(d) If Borrower shall, in any manner, (i) fail to enforce all of the material terms, covenants and conditions contained in the Financial Agreement to be observed or performed by the City, or (ii) fail to keep, observe or perform its obligations under Section 5.1.25(a) above, Lender may take any action that Lender deems necessary or desirable to perform or cause to be kept, observed or performed any such terms, covenants and conditions (including, but not limited to, enter upon the Property and take all action thereon as Lender may deem reasonably necessary for such purposes). Borrower hereby irrevocably makes, constitutes and appoints Lender its agent and attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purposes (which appointment for so long as any of the Debt is outstanding and any Event of Default exists, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof) to act on behalf of Borrower and to take any and all actions consistent with the foregoing. Lender may expend such sums of money as are reasonable and necessary for any such purposes, and Borrower hereby covenants and agrees to pay to Lender, upon demand, all sums so expended by Lender, together with interest thereon from the date of such payment at the Default Rate (as defined in the Note), and until so paid by Borrower, all sums so expended by Lender and the interest thereon shall be added to the Debt. Lender may rely on any notice of default received from the City under the Financial Agreement.

Section 5.2 Negative Covenants.

From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument encumbering the Property in accordance with the terms of this Agreement and the other Loan Documents, each Individual Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Liens.

Individual Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances, unless such Lien is discharged (by bonding or otherwise) within thirty (30) days after Borrower first receives notice or otherwise becomes aware of such Lien; provided, however, that the existence of any Lien resulting from mechanics or materialmen hired by a tenant shall not constitute a Default or Event of Default hereunder so long as (i) the tenant has an Investment Grade long term unsecured debt rating, (ii) the tenant is obligated to remove such Liens pursuant to the terms of its Lease, (iii) such liens are subordinate to the Security Instrument and the Property or any part thereof or interest therein is not, in the reasonable opinion of Lender, in danger of being sold, forfeited, foreclosed, terminated, canceled or lost, and (iv) Borrower is diligently taking all commercially reasonable action to enforce the obligation of such tenant to cause such Lien to be removed .

5.2.2 Dissolution.

Individual Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the Property or assets of such Individual Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (d) cause its Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such Principal would be dissolved, wound up or liquidated in whole or in part, or

(ii) except as expressly permitted under the Loan Documents amend, modify, waive or terminate the certificate of incorporation or bylaws or similar organizational documents of such Principal, in each case, without obtaining the prior written consent of Lender.

5.2.3 Change in Business.

Individual Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Property (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

5.2.4 Debt Cancellation.

Individual Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to such Individual Borrower by any Person, except for adequate consideration and in the ordinary course of such Individual Borrower’s business in its reasonable judgment in a manner consistent with the operation of a first class office property.

5.2.5 Zoning.

Individual Borrower shall not initiate or, where required, consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other Applicable Law without the prior written consent of Lender.

5.2.6 No Joint Assessment.

Individual Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.7 Name, Identity, Structure, or Principal Place of Business.

Individual Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Individual Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.34, without, in each case, the consent of Lender, which consent shall not be unreasonably withheld so long as no Event of Default shall occur as a result thereof and Borrower pays to Lender upon demand, all costs and expenses associated with Borrower’s request for such consent (including reasonably attorney’s fees and expenses). Upon Lender’s request, each Individual

Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.8 ERISA.

(a) During the term of the Loan or during such time as any obligation of any Individual Borrower or right of Lender shall exist hereunder, Individual Borrower shall not be a Plan and none of the assets of Individual Borrower shall constitute Plan Assets.

(b) Each Individual Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, and represents and covenants that (A) such Individual Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) such Individual Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in such Individual Borrower are publicly offered securities, within the meaning of 29 C. F. R. §2510. 3 101(b)(2);

(ii) Less than twenty five percent (25%) of each outstanding class of equity interests in such Individual Borrower are held by “benefit plan investors” within the meaning of 29 C. F. R. §2510. 3 101(f)(2); or

(iii) such Individual Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C. F. R. §2510. 3 101(c) or (e).

5.2.9 Affiliate Transactions.

Individual Borrower shall not enter into, or be a party to, any transaction with an Affiliate of such Individual Borrower, Principal or any of the partners of such Individual Borrower or its Principal except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Individual Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.2.10 Transfers.

(a) Except to the extent expressly permitted in this Section 5.2.10, Individual Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit or suffer a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein an Individual Borrower agrees to sell the Property or any part thereof or interest therein (including any fee or leasehold interest) for a price to be paid in installments; (ii) an agreement by an Individual Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, an Individual Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the issuance of new stock other than to a Constituent Party or any Borrower Affiliate; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.18 hereof.

(c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party or a Restricted Party itself; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the limited partnership interests or non managing membership interests (as the case may be)

in a Restricted Party; and (iv) transfers of membership interests and interests in and to Borrower, Guarantor, and any other Restricted Party or a conveyance of the Property to (1) any wholly owned subsidiary of HMINJ, (2) Leonard N. Stern, his spouse, children or grandchildren, (3) trusts established for the benefit of one or more of Leonard N. Stern or his spouse, children or grandchildren, or (4) any entity wholly owned by Leonard N. Stern or any individual, entity or trust described in (1), (2) or (3) herein (any Person described in the foregoing clauses (1) through (4) above, a “Borrower Affiliate”); provided, however, as a condition to each transfer described in (ii)-(iv), Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer or, in the case of a transfer described in (i) and (iv) above, notice within thirty (30) days after such transfer; and provided further, that as a condition to the transfer of the Property pursuant to clause (iv) above, the following additional requirements must be satisfied: (1) Borrower shall pay any and all out-of-pocket costs incurred in connection with the transfer of the Property (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (4) below), (2) the proposed transferee (“Transferee”) shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender, (3) Transferee and its Principal shall be Single Purpose Entities and Transferee must be able to satisfy all the covenants set forth in Section 5.2.8 hereof, no Event of Default, shall otherwise occur as a result of such transfer, and Transferee shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies, and (B) all certificates, agreements and covenants reasonably required by Lender, (4) the Rating Agencies shall confirm in a manner acceptable to Lender that such transfer shall not result in the downgrade, qualification or withdrawal of any ratings then assigned by such Rating Agencies to any class of Securities, and (5) Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policy issued on the date hereof.

(d) Notwithstanding anything to the contrary contained in this Section 5.2.10, a Required Equity Owner must continue to control Borrower and Guarantor and own, directly or indirectly, at least a 51% interest in Borrower and in each Guarantor. As used herein, a “Required Equity Owner” shall mean HMINJ or, provided Leonard N. Stern, Emanuel Stern or HMINJ remain in control of the day-to-day management of Borrower and the Property continues to be managed by a Qualified Manager, any Borrower Affiliate.

(e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10 (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer (or, in the case of a transfer described in clause (i) or (iv) of Section 5.2.10(c), within thirty (30) days after such transfer), deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

5.2.11 Permitted Transfer.

Notwithstanding anything to the contrary contained in Section 5.1.12 of this Agreement, Lender shall not unreasonably withhold its consent to the first sale, assignment, or other Transfer of the Property (not including a mortgage, Lien, pledge or encumbrance) occurring after the Securitization provided that (a) Lender receives sixty (60) days prior written notice of such transfer, (b) no Event of Default shall then exist or occur as a result of such Transfer, and (c) upon the satisfaction (in the reasonable determination of Lender) of the following conditions:

(a) Borrower or Transferee shall pay any and all costs incurred in connection with the transfer (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);

(b) The proposed transferee (the “Transferee”) shall comply with all of the requirements of Section 4.1.35 hereof;

(c) The Transferee shall be a Qualified Transferee or wholly owned and controlled by a Qualified Transferee;

(d) Transferee shall assume all of the obligations of Borrower under the Note, the Security Instrument, this Agreement and the Other Security Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(e) The Property shall be managed by a Qualified Manager following such transfer;

(f) Transferee shall deliver to Lender written confirmation from the Rating Agency that the transfer and the assumption by Transferee shall not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Securities;

(g) Transferee shall deliver an endorsement to the existing Title Insurance Policy insuring the Security Instrument as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the fee estate of the

Property, which endorsement shall insure that as of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policy;

(h) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive non-consolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred; and

(i) Lender shall have received on or prior to the date of the sale or transfer (A) a fee of $250,000, (B) a rating confirmation fee for each of the Rating Agencies delivering a confirmation pursuant to clause (f) above, which confirmation fees shall be equal to the then customary fees charged by each applicable Rating Agency for such a confirmation and (C) the payment of all costs and expenses incurred by Lender and the Rating Agencies in connection with such assumption (including reasonable attorneys’ fees and costs).

5.2.12 Transfers Generally.

(a) Lender reserves the right to condition the consent required hereunder upon (i) (other than in connection with a Transfer under Section 5.2.11 above) a modification of the terms hereof and of the Mortgage, the Note or the other Loan Documents; (ii) an assumption of this Agreement, the Note, the Mortgage and the other Loan Documents as so modified by the proposed transferee; (iii) payment of all of Lender’s expenses incurred in connection with such transfer including, without limitation, the cost of any third party reports, legal fees, rating agency approval or required legal opinions; (iv) the payment of an assumption fee equal to $250,000, (v) the delivery of a nonconsolidation opinion reflecting the proposed transfer satisfactory in form and substance to Lender; (f) the proposed transferee’s continued compliance with the representations and covenants set forth herein and the other Loan Documents; (vi) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such transfers are in accordance with the then current standards of Lender and the Rating Agencies; (vii) prior to any release of Guarantor, a substitute Person(s) reasonably acceptable to Lender shall have assumed the Guaranty and Environmental Indemnity Agreement or executed a replacement guaranty reasonably satisfactory to Lender, (viii) a confirmation in writing from the applicable Rating Agencies to the effect that such transfer and the release referred to in clause (vii) will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Transfer for the Securities issued in connection with the Securitization which are then outstanding, or (ix) (other than in connection with a transfer under Section 5.2.11) such other conditions as Lender shall determine to be in the interest of Lender, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Property. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property or any portion thereof without Lender’s consent. This provision shall apply to every sale, mortgage, grant, bargain, encumbrance, pledge, assignment, or Transfer of the Property or any portion thereof regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property or any portion thereof; provided, however that this Section 5.2.12 shall not apply to any transfers made pursuant to clauses (c) and (d) of Section 5.2.10 above.

(b) Notwithstanding Section 5.2.11 or 5.2.12(a) above, there shall be no assumption fee for the first approved Transfer.

VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, in each case (ii) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (iii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co insurance provisions; (iv) providing for no deductible in excess of $100,000, provided that, so long as (i) no Event of Default shall exist, (ii) the Existing Tenant is the tenant under the Existing Lease and is in compliance with all material terms and conditions of the Existing Lease, the deductible on any Policy required by this Section 6.1(a) may equal, but not exceed, $1,000,000 and (v) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the

Property, such insurance (A) to be on the so called “occurrence” form with a combined single limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

(iii) business interruption/loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) in an amount equal to 100% of the annual projected Rents from the Property (on an actual loss sustained basis) for a period continuing until the Restoration is completed. The amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower’s reasonable estimate of the gross income from the Property and (y) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twenty-four (24) month period or, if the Existing Lease is in effect, eighteen (18) months and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months or, if the Existing Lease is in effect, ninety (90) days from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance.

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements and only if the Property or liability coverage does not otherwise apply: (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 6.1(c)(iii); and (B) the insurance provided for in Section 6.1(a)(i) shall be written in a so called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.1(a)(i), (3) shall include permission to occupy the Property, and (4) shall contain an agreed amount endorsement waiving co insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the State in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Section 6.1(c)(i);

(vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), $25,000,000.00 in flood hazard insurance shall be required; the deductible for this coverage shall not exceed $1,000,000.00;

(viii) earthquake, and, if required by Lender, sinkhole and mine subsidence insurance, if required by Lender in amounts equal to two times (2x) the probable maximum loss of the Property as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof;

(ix) umbrella liability insurance in an amount not less than Twenty Five Million and No/100 Dollars ($25,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.1(a) hereof;

(x) insurance against terrorism, terrorist acts or similar acts of sabotage (“Terrorism Insurance”) with coverage amounts of not less than an amount equal to 100% of the actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) of the Improvements and the Personal Property (the “Terrorism Insurance Required Amount”), provided such Terrorism Insurance is commercially available. For so long as the Federal Terrorism Risk Insurance Act, as the same may be amended from time to time (“TRIA”), remains in effect, the term “terrorism” as used in this subsection (b) shall have the meaning ascribed to “terrorism” in TRIA. Notwithstanding the foregoing sentence, Borrower shall not be obligated to expend more than (i) $50,000 on Insurance Premiums for Terrorism Insurance in any Loan Year during which either TRIA, or any successor statutory program providing benefits to property owners and property insurers generally which are substantially similar to TRIA, shall be in effect and (ii) $250,000 on Insurance Premiums for Terrorism Insurance in any Loan Year during which neither TRIA, nor any successor statutory program providing benefits to property owners and property insurers generally which are substantially similar to TRIA, shall be in effect (the “Terrorism Insurance Cap”). If the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Borrower shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap; and

(xi) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located. In no event shall Borrower be required to obtain environmental insurance for the Property.

(b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which the Property is located and approved by Lender. The insurance companies must have a claims paying ability/financial strength rating of “A-” (or its equivalent) or better by at least two (2) Rating Agencies (one of which will be S&P if they are rating the Securities and one of which shall be Moody’s if they are rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency (each such insurer shall be referred to below as a “Qualified Insurer”). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1(a), Borrower shall deliver to Lender “Evidence of Property Coverage” and a certificate of liability coverage insurance (in the form of Acord 27 or 28 and Acord 25, respectively) marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) setting forth all information reasonably required by Lender to confirm compliance with this Section 6.1 (the “Insurance Certificates”) and within ninety (90) days after the commencement of the term of said Policies, certified copies of the Policies or, if approved by Lender, copies of abstracts in lieu of originals.

(c) In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a), shall be issued only by Qualified Insurers and shall otherwise be reasonably acceptable to Lender.

(d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so called

New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1(a) hereof shall contain clauses or endorsements substantially to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days’ written notice to Lender and any other party named therein as an insured;

(iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems reasonably necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses actually incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(g) In the event of a foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h) If requested by Lender, Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

Section 6.2 Casualty.

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall, promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Provided no Event of Default shall be in existence, Lender shall provide notice to Borrower five (5) days prior to making such proof of loss.

Section 6.3 Condemnation.

Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration.

The following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds shall be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) and the costs of completing the Restoration shall be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and 00/100 Dollars ($500,000.00) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and 00/100 Dollars ($500,000.00) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (vii), (viii) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees and reasonable Casualty Consultant’s fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than forty percent (40%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

(C) The Existing Lease or a replacement lease acceptable to Lender shall be and remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that the Existing Tenant or a replacement tenant acceptable to Lender shall continue to conduct its normal business operations at the Property after the completion of the Restoration;

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws including, without limitation, all applicable Environmental Laws;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) eighteen (18) months after the occurrence of such Casualty or Condemnation, or (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, or (4) such time as may be required under Applicable Law in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or Condemnation or (5) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Applicable Laws;

(H) Lender shall be satisfied that the Debt Service Coverage Ratio for the Property after giving effect to the Restoration, shall be equal to or greater than 1.25 to 1:00;

(I) such Casualty or Condemnation, as applicable, does not result in the total loss of access to the Property or the related Improvements;

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

(K) the Net Proceeds together with any Cash or Cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration; and

(L) the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the Property or any portion thereof for business with the public.

(ii) The Net Proceeds shall be held by Lender in an interest bearing account invested at the direction of Borrower in Permitted Investments and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration, the cost of which is greater than $100,000.00, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration the cost of which is greater than $100,000.00, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements of Lender and the reasonable Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for deposits and for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the work has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy for the Property, and Lender receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) With respect to Restorations following a casualty in which the Improvements are restored to substantially the same condition as they existed prior to the casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

VII. RESERVE FUNDS

Section 7.1 Intentionally Deleted.

Section 7.2 Tax and Insurance Escrow Fund.

Borrower shall pay to Lender (a) on each Payment Date during a Cash Trap Period or during periods that the tenant under the Existing Lease is not paying taxes directly to the taxing authority, one-twelfth of the Taxes (the “Monthly Tax Deposit”) that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates; and (b) on each Payment Date during a Cash Trap Period, one-twelfth of the Insurance Premiums (the “Monthly Insurance Premium Deposit”) that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.1.2 and 6.1 hereof, respectively. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, or tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, respectively, Lender shall, in its reasonable discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding anything to the contrary contained herein, Borrower shall not be responsible for any late charges or penalties arising out of Lender’s (or its agents’) failure to make payments on account of Taxes and Insurance Premiums that are required to be made by Lender hereunder.

Section 7.3 Intentionally Deleted.

Section 7.4 Intentionally Deleted.

Section 7.5 Intentionally Deleted.

Section 7.6 Intentionally Deleted.

Section 7.7 Reserve Funds, Generally.

(a) Borrower grants to Lender a first priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

(b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

(c) The Reserve Funds shall constitute escrow funds and may be commingled with other monies held by Lender.

(d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

(e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC 1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the fraud, gross negligence, willful misconduct or illegal acts of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

VIII. DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (a) any required monthly payment of interest and principal or any payment required pursuant to Section 7.2 is not paid on any Payment Date, provided that with respect to Borrower’s first two (2) failures to pay such amounts in any twelve (12) month period, such failure to pay shall not constitute an Event of Default unless Borrower shall have failed to pay such sums within one (1) Business Day after written notice from Lender to Borrower), (b) the amounts due and payable on the Maturity Date are not paid on such date, or (c) any other payment required to be made by Borrower to Lender hereunder or under any of the other Loan Documents is not paid on or before the date the same is due and payable and such failure to pay continues for five (5) days after notice and demand for payment from Lender;

(ii) subject to the provisions of Section 3.8 and 3.22 hereof, if any of the Taxes or Other Charges are not paid on or before the date when the same are due and payable;

(iii) if (a) the Policies are not kept in full force and effect, (b) the Insurance Certificates are not delivered to Lender as required pursuant to Section 6.1(b) hereof or (c) the certified copies of the Policies or, if approved by Lender, abstracts of the Policies are not delivered to Lender as required by Section 6.1(b) hereof and such failure continues for five (5) days after notice and demand from Lender;

(iv) if any breach or violation of the provisions of Section 5.2.10 hereof or Article 7 of the Security Instrument occurs;

(v) if any representation or warranty made by any Individual Borrower, Principal, or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if any Individual Borrower, Principal or Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for any Individual Borrower, Principal or Guarantor, or if any Individual Borrower, Principal or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, any Individual Borrower, Principal or Guarantor, or if any proceeding for the dissolution or liquidation of any Individual Borrower, Principal or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Individual Borrower, Principal or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days of the filing thereof;

(viii) if any Individual Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if any Individual Borrower breaches any of its respective negative covenants contained in Section 5.2.1 or 5.2.8;

(x) if any Individual Borrower violates or does not comply with any provisions of Section 5.1.17(a) or Sections 5.1.25(a) or (b) hereof and such violation or failure to comply continues for ten (10) days after written notice from Lender;

(xi) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xii) if any Individual Borrower or Principal materially violates or does not comply in any material respect with any of the provisions of Section 4.1.35 hereof;

(xiii) Intentionally Deleted;

(xiv) if any federal tax Lien or state or local income tax Lien is filed against any Individual Borrower, Principal or any Guarantor, and same is not discharged of record (by bonding or otherwise) within thirty (30) days after notice by Lender to Borrower;

(xv) Intentionally Deleted;

(xvi) Intentionally Deleted;

(xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

(xviii) Intentionally Deleted;

(xix) Intentionally Deleted;

(xx) Intentionally Deleted;

(xxi) if any Individual Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument;

(xxii) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if any Individual Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xxiii) Intentionally Deleted;

(xxiv) Intentionally Deleted;

(xxv) Intentionally Deleted; or

(xxvi) if any Individual Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, the Security Instrument or any of the other Loan Documents not specified in subsections (i) to (xxv) above, for ten (10) days after notice to any Individual Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that any Individual Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for such Individual Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and or any part of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(c) For the purposes of clause (c) of Section 8.1(a)(i) amounts payable “upon demand” in accordance with this Agreement or the other Loan Documents shall be due on the date demand is made.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, to the fullest extent permitted by Applicable Law, (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the other Collateral and the Security Instrument has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Collateral for the satisfaction of any of the Debt in preference or priority to any other Collateral, and Lender may seek satisfaction out of the Property or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the

Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, Security Instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred by Lender in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 8.3 Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

IX. SPECIAL PROVISIONS

Section 9.1 Sale of Notes and Securitization.

Lender may, at any time, sell, transfer or assign the Note, this Agreement, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”). With respect to the first Securitization only, at the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall provide information in its possession and not in the possession of Lender which may reasonably be required by Lender or take other actions reasonably required by Lender in connection with the market standards to which the holder of the Note customarily adheres which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or Securities; provided that Lender shall pay for all of Borrower’s reasonable, third party out-of-pocket costs and expenses resulting from its compliance with this Section 9.1 except that Lender shall not pay for the first $10,000 of Borrower’s third party out of pocket legal costs and expenses incurred with respect to compliance with this Section 9.1. Without limiting the foregoing, Borrower shall:

(a) (i) provide such financial and other information with respect to the Property, Borrower and the Manager in Borrower’s or its Affiliates’ possession, (ii) provide budgets relating to the Property and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports, a Phase I, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and acceptable to the Rating Agencies;

(b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Property, Borrower, Guarantor and Principal and the Loan Documents, and (iii) revised organizational documents for Borrower and Principal (including, without limitation, such revisions as are necessary to comply with the provisions of Section 4.1.35 hereof), which counsel, opinions and organizational documents shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(c) if required by the Rating Agencies, deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to material agreements that materially affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies.

(d) execute such amendments to the Loan Documents and organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section (e) below,) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other economic term of the Loan or (iii) impose any material legal obligations on the Borrower, Principal or Guarantor or materially decrease the rights of Borrower, Principal, or Guarantor under the Loan Documents.

(e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches (which right shall include the right to replace a portion of the Loan with a mezzanine loan to a Single Purpose Entity equity holder of Borrower secured by equity interests in the corresponding borrowing entity) which may have different interest rates, amortization payments, principal amounts and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate and the aggregate monthly debt service and scheduled amortization is not increased; and

(f) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents.

Borrower shall not be obligated to pay or reimburse Lender for any costs or expenses incurred by Lender in connection with the foregoing.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus supplement, private placement memorandum, offering circular or other offering document (each a “Disclosure Document”) and may also be included in filings (an “Exchange Act Filing”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) Borrower agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, or (iii) collateral and structured term sheets or similar materials, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus or term sheets, as applicable, including without limitation, the sections entitled “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and such sections (and any other sections reasonably requested) as reviewed and modified, as applicable, by Borrower, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lehman Brothers Inc. (“Lehman”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lehman Group”), and Lehman, each of its directors and each Person who controls Lehman within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities actually incurred (collectively, the “Liabilities”) to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections described in clause (A) above, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any reasonable legal or other expenses reasonably and actually incurred by Lender the Lehman Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnification will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower, and its Affiliates if Borrower does not provide the indemnification certificate. Notwithstanding anything to the contrary contained in this Section 9.2, Borrower shall not be required to indemnify Lender, the Lehman Group, or the Underwriter Group for any liabilities relating to untrue statements or omissions of fact which Borrower identified to Lender in writing at the time of Borrower’s examination of such Disclosure Documents.

(c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities. Notwithstanding anything to the contrary contained in this Section 9.2, Lehman, the Lehman Group and the Underwriter Group shall not be entitled to indemnification under this Section 9.2 for any Liabilities to the extent that such Liabilities arise solely out of the fraud, gross negligence, willful misconduct or illegal acts of Lehman, the Lehman Group and/or the Underwriter Group.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liability (or action in respect thereof) referred to therein which would otherwise be indemnifiable under

Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liability (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lehman’s (on the one hand) and Borrower’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined solely by pro rata or per capita allocation.

(f) The liabilities and obligations of Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3 Servicer.

At the option of Lender or Agent, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender or Agent and Lender or Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender or Agent and Servicer.

Section 9.4 Exculpation.

(a) Except as otherwise expressly provided in subsection (b), (c) and (d) and in the corresponding provisions of the Security Instrument or the Note, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Security Instrument by any action or proceeding wherein a money judgment or action for specific performance where the requested remedy is essentially an order to pay money shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Security Instrument, agrees that it shall not, except as otherwise provided in the Security Instrument, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the other Loan Documents or the Security Instrument. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the other Loan Documents or the Security Instrument; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including without limitation, the Guaranty) master lease or similar instrument made in connection with this Agreement, the Note, the Security Instrument, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Sections 9.9 and 10.2 of the Security Instrument or Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof; or (vii) impair the right of Lender to commence any appropriate action or proceeding if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the Security Instrument; provided however, Lender shall only enforce such judgment to against the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (i) fraud or intentional misrepresentation by Borrower, or its Affiliates in connection with the execution and the delivery of this Agreement, the Note, the Security Instrument or the other Loan Documents; (ii) Borrower’s application in violation of the provisions of this Agreement or the other Loan Documents or misappropriation of Rents received by Borrower; (iii) Borrower’s application in violation of the provisions of this Agreement or the other Loan Documents or misappropriation of tenant security deposits; (iv) Borrower’s application in violation of the provisions of this Agreement or the other Loan Documents or the misappropriation of insurance proceeds or condemnation awards; (v) intentionally deleted (vi) intentionally deleted; (vii) any act of intentional physical waste or arson by Borrower, or Principal, or any Affiliate thereof or by Guarantor; (viii) any fees or commissions paid by Borrower to any principal, affiliate or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of this Agreement, the Note, the Security Instrument or the other Loan Documents; (ix) Borrower’s failure to comply beyond applicable notice and cure periods with the provisions of Sections 4.1.39, 5.1.10 and 5.1.19.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of a prohibited transfer under Sections 5.2.10 hereof or Article 7 of the Security Instrument, (ii) in the event any Individual Borrower or any Principal is not, or at any time ceases to be, a Single Purpose Entity, or (iii) if the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding and such proceeding is not withdrawn or dismissed within sixty (60) days of filing or (B) an involuntary bankruptcy or insolvency proceeding (1) which is commenced by any party controlling, controlled by or under common control with Borrower (which shall include, but not be limited to, any creditor or claimant acting in concert with Borrower or any the foregoing parties) (the “Borrowing Group”) or (2) in which any member of the Borrowing Group objects to a motion by Lender for relief from any stay or injunction from the foreclosure of the Security Instrument or any other remedial action permitted hereunder or under the Note or the other Loan Documents.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Security Instrument and the other Loan Documents.

(e) Notwithstanding anything to the contrary contained in this Section 9.4 or the other Loan Documents, no direct or indirect, shareholder, partner, member, principal, affiliate, employee, officer, director, agent or representative of Borrower (each a “Related Party”) shall have any personal liability for, nor be joined as a party to any action (except as required by any Applicable Law (except that the foregoing shall not apply with respect to liabilities under written agreements entered into by any Related Party) with respect to (i) the payment of any sum of money which is or may be payable under this Agreement, the Note or the other Loan Documents, including, but not limited to, the repayment of the Debt, or (ii) the performance or discharge of any covenants, obligations or undertakings of Borrower or Guarantor with respect thereto. In addition to the foregoing, anything in this Agreement, the Note or the other Loan Documents to the contrary notwithstanding, in no event will the assets of any Related Party (including any distributions made by Borrower to their direct or indirect members, partners or shareholders) be available to satisfy any obligations of Borrower in respect of the Debt, this Agreement or other obligations evidenced by the Loan Documents.

X. MISCELLANEOUS

Section 10.1 Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion.

Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive, absent manifest error. Wherever this Agreement expressly provides that Lender may not withhold its consent or approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3 Governing Law.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

(b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER COMPETENT JURISDICTION.

Section 10.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices.

All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) upon receipt or refusal; sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	70 Hudson Street, L.L.C. and 70 Hudson Street Urban Renewal Associates, L.L.C.
400 Plaza Drive
Secaucus, New Jersey 07096-1515
	Attention:	Lawrence W. Garb, Executive Vice President—Administration
	Facsimile No.:	(201) 348-1712

With a copy to:	70 Hudson Street, L.L.C. and 70 Hudson Street Urban Renewal Associates, L.L.C.
400 Plaza Drive
Secaucus, New Jersey 07096-1515
	Attention:	General Counsel
	Facsimile No.:	(201) 348-4221

With a copy to:	70 Hudson Street, L.L.C. and 70 Hudson Street Urban Renewal Associates, L.L.C.
400 Plaza Drive
Secaucus, New Jersey 07096-1515
	Attention:	Constantino T. Milano, Executive Vice President
	Facsimile No.:	(201) 348-4221

If to Lender / Agent:	Lehman Brothers Bank, FSB
c/o Lehman Brothers Holdings Inc.
399 Park Avenue
New York, New York 10022
	Attention:	Charles Manna
	Facsimile No.:	(646) 758-5366

With a copy to:	Lehman Brothers Bank FSB
c/o Lehman Brothers Holdings Inc.
399 Park Avenue
New York, New York 10022
	Attention:	Gary Taylor
	Facsimile No.:	(646) 758-2256

And

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
	Attention:	William Campbell, Esq.
	Facsimile No.:	(212) 806-1215

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.7 Trial by Jury.

BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER,

AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder, to the extent such applications were made in error or following an Event of Default. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party claiming by, through or under Borrower or any of its Affiliates under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, upon demand from Lender, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender with respect to (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents); (ii) the negotiation, preparation, execution, delivery and administration of any consents, approvals, amendments, waivers or modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender except to the extent required to be paid by Lender in Section 9.1 hereof; (iii) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement if Borrower has failed to comply with same; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all Losses with respect to any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any state statute or other similar law that may be required, in Lender’s sole discretion that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

(d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for any consent, approval, waiver or confirmation obtained from such Rating Agency emanating out of a request by Borrower pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules and Exhibits Incorporated.

The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan

Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity.

All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s counsel, shall not be subject to the prior written approval of Lender.

Section 10.18 Waiver of Marshalling of Assets.

(a) To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or part of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Counterclaim.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan

Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Joint and Several Liability.

The liability of each Individual Borrower under this Agreement shall be joint and several.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

70 HUDSON STREET L.L.C., a New Jersey limited liability company

By:	70 Hudson Land Corp., its managing member

	By:	/s/ Constantino T. Milano
	Name:	Constantino T. Milano
	Title:	Executive Vice President

70 HUDSON STREET URBAN RENEWAL ASSOCIATES, L.L.C., a New Jersey limited liability company

By:	70 Hudson Corp., its managing member

	By:	/s/ Constantino T. Milano
		Name:	Constantino T. Milano
		Title:	Executive Vice President

LENDER:

LEHMAN BROTHERS BANK FSB, a federal stock savings bank

By:	/s/ Charlene Thomas
	Name:	Charlene Thomas
	Title:	Vice President

SCHEDULE I

EXHIBIT A

Lockbox Account Bank

Lockbox Account Agreement

DEPOSIT ACCOUNT CONTROL AGREEMENT

This DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) is made as of April 11, 2006, by WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, whose address is c/o Structured Products Servicing, 8739 Research Drive, URP4, Charlotte, North Carolina 28288-1075 (the “Bank”), 70 HUDSON STREET L.L.C., a New Jersey limited liability company (“Hudson”), and 70 HUDSON STREET URBAN RENEWAL ASSOCIATES, L.L.C., a New Jersey limited liability company (“Urban”; and together with Hudson each, an “Individual Borrower” and collectively, “Borrower”) each having its principal place of business at 400 Plaza Drive, Secaucus, New Jersey 07094-3688 and LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, whose address is 399 Park Avenue, 8th Floor, New York, New York 10022 Attn: John Herman (“Lender”).

W I T N E S S E T H:

WHEREAS, Hudson is the fee owner of certain premises commonly known as 70 Hudson Street, located in Jersey City, New Jersey (the “Property”), as more particulary described in that certain Mortgage and Security Agreement of even date herewith between given by Borrower to Lender (the “Security Instrument”);

WHEREAS, Urban has a leasehold estate in the Property pursuant to that certain Lease dated as of April 25, 2000 by and between 70 Hudson Street, L.L.C. (as landlord) and 70 Hudson Street Urban Renewal Associates (as tenant), a memorandum of which was recorded May 23, 2000 in Deed Book 5620 page 329, as corrected by that certain Correction Memorandum of Lease made by and between 70 Hudson Street L.L.C. (as landlord) and 70 Hudson Street Urban Renewal Associates, L.L.C. (as tenant) dated as of February 22, 2001 and recorded March 8, 2001 in Deed Book 5768 Page 246 (as defined in the Mortgage and Security Agreement dated of even date herewith (the “Security Instrument”);

WHEREAS, Lender proposes to make a loan (the “Loan”) to Borrower to be secured by, among other collateral, the liens provided for under the Security Instrument; and

WHEREAS, pursuant to that certain Loan Agreement, dated as the date hereof, between Borrower and Lender (the “Loan Agremeent”), income and proceeds related to the Property are to be deposited by or on behalf of Borrower into a cash collateral account at the Bank, established in the name of Lender or Lender’s designee, entitled: Lehman Brothers Bank, FSB, as Mortgagee for 70 Hudson Street L.L.C. Account Number: 5000000042584 (the “Lockbox Account”).

WHEREAS, as a condition to closing the Loan, Lender requires the execution and delivery of this Agreement, as a control agreement (a “Control Agreement”) of the type described in Section 9-104(a)(2) of the Uniform Commercial Code as enacted in the state that is the Bank’s jurisdiction as hereinbelow provided (the “UCC”) to perfect Lender’s security interest in the Lockbox Account; and

NOW, THEREFORE, in consideration of Ten ($10.00) Dollars, the mutual promises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Bank, Borrower and Lender agree as follows:

1. Security Interest. Borrower acknowledges to all, and warrants and represents to the Bank, that, pursuant to the Loan Agreement, Lender has a first priority perfected lien and security interest in the Lockbox Account, in all funds now or hereafter held therein (including, without limitation, all federal wire transfers of funds and all cash, checks, drafts, and other instruments now or hereafter deposited in the Lockbox Account), in all proceeds thereof, and in all rights related thereto (all such security being referred to herein as the “Lockbox Account Security”). Borrower hereby further pledges, assigns and grants to Lender pursuant to this Agreement a first priority lien and security interest as security for the Loan in the Lockbox Account Security. The Bank acknowledges the aforesaid lien and security interest in the Lockbox Account Security.

2. Control.

(a) Borrower hereby authorizes and directs the Bank to comply with all instructions of Lender pertaining to the Lockbox Account, including, without limitation, instructions relating to the operation of, deposit of funds to, payment of items from, withdrawal of funds from, disposition of funds on deposit in or other transactions and matters related to or associated with, the Lockbox Account, without the consent by Borrower and notwithstanding any conflicting instructions, demands or claims by Borrower. Neither Borrower nor any officer, director, partner, manager, agent or other representative of Borrower, has or shall have signature authority with respect to the Lockbox Account or any right to direct any disposition of funds from the Lockbox Account. The Bank will not comply with any instructions of the Borrower related to the Lockbox Account, unless confirmed in writing by Lender.

(b) The Bank may rely upon any instructions from any person that the Bank reasonably believes to be an authorized representative of Lender. All payments or transfers of funds from the Lockbox Account shall be subject to the Bank’s availability schedule of funds (i.e., the schedule maintained by the Bank concerning the typical timing of collection by the Bank of funds deposited by check drawn on the clearing banks listed therein). The Bank shall have no liability to Borrower for honoring any instruction the Bank receives from Lender regarding the Lockbox Account, absent manifest error. The Bank shall be fully discharged from liability with respect to any funds on deposit in the Lockbox Account to the extent that the Bank honors and follows instructions it receives from Lender and transfers any of such funds to, or on the instructions of, Lender.

(c) The Bank will send to Lender (in a manner consistent with the Bank’s standard practices), by regular U.S. mail at Lender’s address specified above, copies of all correspondence, notices, account statements and other information (but not canceled checks) which the Bank is obligated to send to Borrower. The Bank also agrees to provide to each of Individual Borrower and Lender (as a service under this Agreement) copies of account

2

statements and other account information, including account balances, by telephone and by computer communication, to the extent practicable and as shall have been requested by Borrower or by Lender. Each Individual Borrower shall be deemed at all times to have consented to the Bank’s release of such account information to Lender. The Bank’s liability for failure to comply with this Section shall not exceed the cost of providing such information.

(d) The Bank represents that it is not now a party to any Control Agreement (other than this Agreement) related to the Lockbox Account, and agrees that it will not enter into any other Control Agreement with respect to the Lockbox Account while this Agreement remains in effect, without the written consent of Lender.

(e) The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender pursuant to the Loan Agreement, or any successor or agent of Lender identified by Lender, may upon written notice to the Bank amend or rescind the instructions contained herein, and the Bank shall be permitted to rely, without liability, upon such amended or rescinded instructions. The Bank agrees to act in accordance with the instructions set forth above.

(f) Lender hereby authorizes and instructs the Bank to, and the Bank shall (subject to the specific instructions for processing Items (as hereinafter defined) received in the Lockbox Account), deposit all Items received in the Lockbox Account. All collected and available funds in the Lockbox Account shall only be withdrawn or transferred based on instructions originated by the Lender in accordance with this Agreement. Such instructions shall be honored by the Bank without the consent of Borrower.

(g) Lockbox Bank shall comply with the provisions of Section 3.7 of the Loan Agreement.

3. Transfer of Lockbox Account. Lender may assign its rights under this Agreement to the Loan to a third party (an “Assignee”) in connection with an assignment of the loan documents evidencing, securing, or otherwise relating to the Loan (collectively, the “Loan Documents”) and/or the issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement related to the Loan. Lender will notify the Bank in writing of such assignment (an “Assignment Notice”) within ten (10) business days of such assignment, which notice shall at a minimum notify the Bank of the existence and effective date of such assignment and the identity of the Assignee, and shall give instructions to the Bank regarding any necessary changes to the deposit account titles. Lender may delegate its rights, duties and obligations under this Agreement to a servicer or agent of Lender.

4. Waiver and Retention of Rights. The Bank will not exercise any security interest (except for the security interest provided in Section 4 – 210 of the Uniform Commercial Code as adopted in the State where the Lockbox Account is located), lien, right of setoff, deduction, recoupment or banker’s lien or any other interest in or against the Lockbox Account and the Bank hereby subordinates any such security interest, lien or right which it may have against the Lockbox Account, except that the Bank may set off and charge against the Lockbox Account (regardless of any agreement of the Borrower to compensate the Bank by means of

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balances in the Lockbox Account) for (i) the face amount of each Returned Item (hereinafter defined), (ii) all usual and customary service charges, (iii) account set up and maintenance fees in the amounts set forth on Exhibit “A” attached hereto and by this reference made a part hereof, (iv) intentionally deleted, (v) out-of-pocket fees and expenses incurred by the Bank in connection with the administration or enforcement of this Agreement, (vi) adjustments or corrections of posting or encoding errors, and (vii) any other Items normally chargeable to an account, whether incurred before or after the date of this Agreement. As used in this Agreement, “Returned Item” shall mean (i) any Items deposited into the Lockbox Account either before or after the date of this Agreement and returned unpaid or otherwise uncollected, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of nonpayment; (ii) any Items subject to a claim against the Bank for breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the State where the Lockbox Account is located), (iii) any ACH entry credited to the Lockbox Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to the Lockbox Account from a merchant card transaction against which a contractual demand for chargeback has been made; and (v) any credit to the Lockbox Account made in error.

5. Endorsements. Borrower hereby grants the Bank for the term of this Agreement an irrevocable power of attorney, coupled with an interest, to endorse all checks, drafts, remittances and receipts of every kind and nature (collectively “Items”) deposited in the Lockbox Account. The Bank may supply whatever endorsement it may deem necessary for such Items, provided such remittances are payable to Borrower in its name or a trade name of Borrower or any reasonable variation thereof, in order to deposit such Items to the Lockbox Account. Borrower agrees that such endorsement shall constitute the proper endorsement of Borrower. The Bank does not warrant any endorsements.

6. Hold Harmless.

(a) Borrower covenants and agrees that it will indemnify, defend, and hold harmless the Bank and its successors, assigns, officers, directors and agents, from any and all liabilities, obligations, losses, damages, claims, actions, suits, costs, or expenses (including, without limitation, reasonable attorneys’ fees and expenses) of every kind (collectively, “Losses”) suffered or incurred by the Bank in connection with the Bank’s acceptance of the Lockbox Account and the duties provided for under this Agreement, provided, however, that Borrower shall have no obligation to so indemnify, defend, and hold the Bank harmless for any Loss suffered by the Bank as a result of its intentional misconduct, fraud, illegal acts or gross negligence.

(b) Borrower shall reimburse the Bank for all Losses of the types described in Section 6(a) above, when there are insufficient funds in the Lockbox Account from which the Bank can recoup such Losses. If Borrower fails to reimburse the Bank for any Losses suffered or incurred by the Bank which are of the of the types described in Section 6(a), above, and the Bank has complied with instructions of Lender with respect to the disbursement of funds from the Lockbox Account which left the Lockbox Account with insufficient funds for the Bank to

4

recoup such Losses, then Lender will reimburse the Bank for such Losses to the extent of such disbursements.

(c) In performing its functions and duties under this Agreement, the Bank will not be deemed to have assumed any fiduciary obligation towards or relationship of trust with or for any other party hereto. The Bank’s duties shall continue to be that of a debtor/creditor as in any other depository account, and the duties specified hereunder shall be deemed to be ministerial and administrative in nature. The Bank shall have no duty to monitor the Items deposited into any Lockbox Account beyond the standards and practices customarily employed by the Bank with respect to the monitoring of “Items” deposited into its deposit accounts.

(d) The Bank will use due care in performing its duties and responsibilities under this Agreement and shall only be responsible for the loss that a court having jurisdiction over the Lockbox Account shall have determined, in a final and unappealable judgment, had been incurred by the Borrower or the Lender solely as a result of the Bank’s gross negligence or willful misconduct. The Bank shall have no liability to any party for failure of, or delay in, its performance under this Agreement as a result of any act of God, fire, other catastrophe, force majeure, electrical or computer or telecommunications failure, any event beyond the control of the Bank, or fraud committed by any third party. In no event shall Bank be liable to any other party under this Agreement for lost profits or special, indirect, exemplary, consequential or punitive damages, even if such party shall have been advised of the possibility of such damages.

7. Termination. This Agreement will terminate on the first to occur of (a) immediately upon Lender’s delivery to the Bank of Lender’s notice of termination hereof or (b) thirty (30) days after the Bank’s delivery to Lender of the Bank’s notice of termination hereof, or provided, however, that no such termination will affect the duties or responsibilities of any party hereto arising out of transactions occurring prior to termination or the obligations of Borrower under Section 8(a), above or of Borrower or Lender under Section 8(b), above. In connection with any such termination by the Bank pursuant to clause (b) hereinabove, the Bank shall reasonably cooperate with Lender in connection with the closing of the Lockbox Account and the transfer of funds to another depository institution identified by Lender at such time. Upon any termination of this Agreement, Bank’s rights to receive payment and reimbursement of the accrued and unpaid fees and expenses, if any, from Borrower (or Lender) pursuant to this Agreement shall survive any termination of this Agreement. Furthermore, upon termination of this Agreement, all funds remaining in the Lockbox Account received by the Bank shall be forwarded by the Bank directly to the Lender, unless the Bank shall have received written instruction from Lender directing the Bank to send such funds to Borrower (in the event there are funds remaining subsequent to a full and final payoff of the Loan) or to a depository institution approved in writing by Lender and Borrower (with respect to any other event).

8. Bank’s Jurisdiction/Governing Law. Notwithstanding any provision to the contrary herein in any other agreement by or among any of the parties hereto related to the Lockbox Account, the “bank’s jurisdiction”, as said term is used in Section 9-304 of the UCC, is and shall be the State of North Carolina. This Agreement shall be interpreted, construed, and enforced according to the substantive laws of such jurisdiction without giving effect to its principles of choice of law or conflicts of law.

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9. Notices. All notices, demands, elections, requests, consents, approvals, waivers, or other communications (collectively, “Notices”) required or permitted to be sent by one party to another hereunder or required by law shall be in writing (including telex, facsimile transmission or similar writing), and given by delivery of such Notice in person to the intended addressee, or by depositing the same with Federal Express or another reputable national private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth in the preamble on the first page of this Agreement, to the facsimile number specified below opposite its signature, or at such other address or telex or facsimile number as may be designated by such party as herein provided. All Notices shall become effective upon such personal delivery, or on date of delivery if sent by private courier service or by United States mail, or, if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex or facsimile number specified herein and the sender receives from his transmitting device a written confirmation of transmittal. Rejection or other refusal to accept delivery or the inability to deliver because of changed address or telex or facsimile number of which no notice was received by the sender in accordance with this provision prior to the sending of the Notice given hereunder shall be deemed to be receipt of the Notice sent. Any party may change its address or telex or facsimile number for Notices by Notice to each other party hereunder, provided, however, that no notice of change of address or telex or facsimile number shall be effective with respect to Notices sent prior to the time of receipt thereof.

10. Miscellaneous. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, except that Borrower may not assign any of its respective rights or obligations hereunder without the prior written consent of Lender which may be granted or withheld by Lender in its sole and absolute discretion, and the Bank may assign its rights and duties hereunder only to a successor bank. This Agreement may not be modified, waived, discharged, or terminated orally or by any act or failure to act on the part of party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, waiver, discharge, or termination is sought. This Agreement is an “authenticated record” (as said terms are defined in Section 9-102 of the UCC). This Agreement may be executed in several counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. The exchange by facsimile of executed copies of this Agreement shall be legally sufficient to constitute the legal execution and delivery by the parties of this Agreement.

11. Waiver of Jury Trial. EXCEPT AS MAY BE PROHIBITED BY APPLICABLE LAW, EACH OF THE LENDER, THE BANK AND THE BORROWER IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH THE LENDER, THE BANK OR THE BORROWER IS A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

12. Exculpation. Section 9.4 of the Loan Agreement is hereby incorporated by reference as if more fully set forth herein.

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IN WITNESS WHEREOF, the Bank, Borrower and Lender have executed this Agreement as of the day and year first above written.

Bank’s Facsimile	BANK:
No.:
WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

[Signatures continue on next page]

Borrower’s Facsimile		BORROWER:
No.:	(201) 348-1712
70 HUDSON STREET L.L.C., a New Jersey limited liability company

		By:	70 Hudson Land Corp., its managing member

By:
				Name:	Constantino T. Milano
				Title:	Executive Vice President

70 HUDSON STREET URBAN RENEWAL ASSOCIATES, L.L.C., a New Jersey limited liability company

		By:	70 Hudson Corp., its managing member

By:
				Name:	Constantino T. Milano
				Title:	Executive Vice President

[Signatures continue on next page]

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Lender’s Facsimile No.: (646) 758-5342	LENDER:

LEHMAN BROTHERS BANK, FSB, a federal stock savings bank

By:
Name:
Title:

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EXHIBIT A

Set Up Fees:	$1,000.00
Monthly Maintenance Fees:
If rent is paid by check:	$300.00
If rent is paid by wire transfer:	$50.00

EXHIBIT B

TENANT DIRECTION LETTER

April 11, 2006

Via Certified Mail

Lehman Brothers Holdings Inc.

101 Hudson Street

Jersey City, New Jersey 07302

Attention: Rocco Andriola, Managing Director

Re:

Payment Direction Letter for Lease between 70 Hudson Street L.L.C. and Datek Online Holdings Corp. (“Datek”), dated April 25th, 2000, as assigned to Lehman Brothers Holdings Inc. (“LBHI”) by that certain Assignment and Assumption of Lease dated September 19, 2001 (the Lease as assigned being hereinafter referred to as the “Lease”), for 70 Hudson Street, Jersey City, New Jersey (the “Property”)

Ladies and Gentlemen:

70 Hudson Street L.L.C., a New Jersey limited liability company (“Borrower”) has granted a security interest in the Property to LEHMAN BROTHERS BANK FSB, a federal stock savings bank (together with its successors and assigns, “Lender”) and has agreed that all rents due for the Property will be paid directly to a lockbox deposit account. In order to receive a credit for payment of rent under the Lease, payment of the rent must be made in accordance with the directions of this letter. Therefore, from and after the date hereof, all rent to be paid by you under the Lease should be sent directly to the following address:

70 Hudson Street, LLC

P.O. Box 60230

Charlotte, North Carolina 28260-0230

or by wire transfer to:

Wachovia Bank, National Association

Charlotte, North Carolina

ABA # 053-000-219

For Further Credit to

Account No. 5000000042584

Account Name : Lehman Brothers Bank, FSB as Mortgagee

for 70 Hudson Street, LLC

All checks should be made out to “70 Hudson Street, LLC”, “Wachovia Bank, National

Association”, or “Lehman Brothers Bank, FSB”.

These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent (“Servicer”), or pursuant to a joint written instruction from Borrower and Lender or Servicer. Until you receive written instructions from Lender or Servicer, continue to send all rent payments due under the Lease pursuant to the above written instructions. All rent payments must be delivered pursuant to the above instructions no later than the day on which such amounts are due under the Lease. Please contact the undersigned at the above address if you have any questions or comments on this matter.

Sincerely,

70 HUDSON STREET L.L.C., a New Jersey limited liability company

By:	70 Hudson Land Corp., its managing member

By:
		Name:	Constantino T. Milano
		Title:	Executive Vice President

cc:	Swidler Berlin Shereff Friedman, LLP
The Chrysler Building
40 Lexington Avenue
New York, New York 10174
Attention: Martin D. Polevoy, Esq.